                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

                                       BY

                                EDO CORPORATION

                                   CAS, INC.

                            WILLIAM H. STENDER, JR.

                                FREDRIC H. CLARK

                                      AND

                     ELIZABETH L. BOYER, AS TRUSTEE OF THE
               WILLIAM H. STENDER, JR. ESTATE PRESERVATION TRUST

                           DATED AS OF JULY 26, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.    DEFINITIONS........................................................     1

2.    SALE AND TRANSFER OF SHARES; CLOSING...............................    15
      2.1     Shares.....................................................    15
      2.2     Purchase Price.............................................    15
      2.3     Closing....................................................    15
      2.4     Closing Obligations.  At the Closing.......................    16
      2.5     Estimated Closing Balance Sheet; Estimated
              Purchase Price.............................................    20
      2.6     Adjustment Amount..........................................    21
      2.7     Adjustment Procedure.......................................    21

3.    REPRESENTATIONS AND WARRANTIES OF SELLERS..........................    24
      3.1     Organization and Good Standing; Subsidiaries...............    24
      3.2     Authority; No Conflict.....................................    25
      3.3     Capitalization.............................................    27
      3.4     Financial Statements.......................................    28
      3.5     Books and Records..........................................    28
      3.6     Title to Properties; Encumbrances..........................    29
      3.7     Condition and Sufficiency of Assets........................    30
      3.8     Accounts Receivable........................................    30
      3.9     Inventory..................................................    30
      3.10    No Undisclosed Liabilities.................................    30
      3.11    Taxes......................................................    31
      3.12    No Material Adverse Change.................................    33
      3.13    Employee Benefits..........................................    33
      3.14    Compliance with Legal Requirements; Governmental
              Authorizations.............................................    35
      3.15    Legal Proceedings; Orders..................................    36
      3.16    Absence of Certain Changes and Events......................    37
      3.17    Contracts; No Defaults.....................................    38
      3.18    Insurance..................................................    43
      3.19    Environmental Matters......................................    45
      3.20    Employees..................................................    46

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                                TABLE OF CONTENTS
                                   (continued)

      3.21    Labor Relations; Compliance................................    47
      3.22    Intellectual Property......................................    48
      3.23    Banking Arrangements.......................................    52
      3.24    Certain Payments...........................................    53
      3.25    Relationships with Related Persons.........................    53
      3.26    Brokers or Finders.........................................    53
      3.27    Business Relationships.....................................    53
      3.28    Product Liability; Product Warranty........................    54
      3.29    Indebtedness by Related Persons............................    54
      3.30    Disclosure.................................................    54

4.    REPRESENTATIONS AND WARRANTIES OF BUYER............................    55
      4.1     Organization and Good Standing.............................    55
      4.2     Authority; No Conflict.....................................    55
      4.3     Investment Intent..........................................    56
      4.4     Certain Proceedings........................................    56
      4.5     Payment of Purchase Price..................................    56
      4.6     Brokers or Finders.........................................    56
      4.7     Investigation by Buyer.....................................    56

5.    COVENANTS OF SELLERS...............................................    57
      5.1     Access and Investigation...................................    57
      5.2     Operation of the Businesses of the Company.................    57
      5.3     Negative Covenants.........................................    57
      5.4     Required Approvals.........................................    57
      5.5     Notification...............................................    58
      5.6     Payment of Indebtedness by Related Persons.................    58
      5.7     No Negotiation.............................................    58
      5.8     Best Efforts...............................................    58
      5.9     Protection of Relationships................................    58
      5.10    Further Assurances.........................................    58
      5.11    Tax Election...............................................    59
      5.12    Noncompetition.............................................    59

                                TABLE OF CONTENTS
                                   (continued)

      5.13    Confidentiality Agreement of Sellers.......................    61
      5.14    Remedies...................................................    61

6.    COVENANTS OF BUYER.................................................    62
      6.1     Approvals of Governmental Bodies...........................    62
      6.2     Best Efforts...............................................    62
      6.3     Notification...............................................    62
      6.4     Further Assurances.........................................    62
      6.5     Tax Election...............................................    62
      6.6     Director and Officer Indemnification and Insurance
              Indemnification............................................    63
      6.7     Confidentiality Agreement of Buyer.........................    63
      6.8     Accounts Receivable........................................    64
      6.9     Success Bonuses Payment....................................    64
      6.10    Retention Payment..........................................    65
      6.11    MDDC Contract..............................................    65

7.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE................    65
      7.1     Accuracy of Representations................................    65
      7.2     Sellers' Performance.......................................    65
      7.3     Consents...................................................    66
      7.4     Additional Documents.......................................    66
      7.5     No Action to Debar or Suspend..............................    66
      7.6     Vehicle Leases.............................................    66
      7.7     No Material Adverse Change.................................    66
      7.8     No Injunction..............................................    67
      7.9     No Proceedings.............................................    67
      7.10    No Claim Regarding Stock Ownership or Sale Proceeds........    67
      7.11    No Prohibition.............................................    67

8.    CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE...............    67
      8.1     Accuracy of Representations................................    67
      8.2     Buyer's Performance........................................    68
      8.3     Consents...................................................    68
      8.4     Additional Documents.......................................    68

                                TABLE OF CONTENTS
                                   (continued)

      8.5     No Injunction..............................................    68
      8.6     No Proceedings.............................................    68
      8.7     No Prohibition.............................................    68

9.    TERMINATION........................................................    68
      9.1     Termination Events.........................................    68
      9.2     Effect Of Termination......................................    69
      9.3     Expenses...................................................    69
      9.4     Liquidated Damages.........................................    70

10.   INDEMNIFICATION; REMEDIES..........................................    71
      10.1    Survival; Right to Indemnification Not Affected by
              Knowledge..................................................    71
      10.2    Indemnification and Payment of Damages by Sellers and the
              Company....................................................    71
      10.3    Indemnification and Payment of Damages by
              Sellers--Environmental Matters.............................    73
      10.4    Indemnification and Payment of Damages by Buyer............    74
      10.5    Time Limitations...........................................    75
      10.6    Limitations on Amounts - Sellers...........................    76
      10.7    Limitations on Amount -- Buyer.............................    76
      10.8    Escrow.....................................................    76
      10.9    Procedure for Indemnification - Third Party Claims.........    77
      10.10   Procedure for Indemnification - Other Claims...............    78
      10.11   Notice to Sellers..........................................    78
      10.12   Tax Indemnification; Tax Benefit...........................    78
      10.13   Subrogation................................................    79
      10.14   No Double Recovery.........................................    79
      10.15   Treatment of Indemnity Payments Between the Parties........    80
      10.16   Exclusive Remedies.........................................    80
      10.17   Use of Insurance...........................................    80
      10.18   Mitigation.................................................    80

11.   GENERAL PROVISIONS..................................................   80
      11.1    Purchase Price Allocation..................................    80
      11.2    Tax Returns................................................    81

                                TABLE OF CONTENTS
                                   (continued)

      11.3    Cooperation on Tax Matters.................................    81
      11.4    Expenses...................................................    83
      11.5    Public Announcements.......................................    83
      11.6    Confidentiality............................................    83
      11.7    Notices....................................................    83
      11.8    Jurisdiction; Service of Process...........................    84
      11.9    Further Assurances.........................................    84
      11.10   Waiver.....................................................    84
      11.11   Entire Agreement and Modification..........................    84
      11.12   Sellers' Representative....................................    85
      11.13   Disclosure Letter..........................................    85
      11.14   Assignments, Successors, and No Third-Party Rights.........    86
      11.15   Severability...............................................    86
      11.16   Section Headings, Construction.............................    86
      11.17   Time of Essence............................................    86
      11.18   Governing Law..............................................    86
      11.19   Counterparts...............................................    86

                             Exhibits and Schedules

Exhibits

Exhibit 2.2           Success Bonuses
Exhibit 2.4(a)(ii)    Form of Sellers and Company Mutual Release
Exhibit 2.4(a)(iii)   Form of Retention and Noncompetition Agreements
Exhibit 2.4(a)(iv)    Form of Proprietary Information and Inventions Agreements
Exhibit 2.4(a)(vi)    Form of Lease Amendment
Exhibit 2.4(a)(xix)   Form of Opinion of Holland & Knight LLP
Exhibit 2.4(a)(xxi)   Form of Opinion of Sirote & Permutt, P.C.
Exhibit 2.4(b)(ix)    Form of Opinion of General Counsel of Buyer
Exhibit 2.4(b)(x)     Form of Opinion of Day, Berry & Howard LLP
Exhibit 2.4(c)        Form of Master Escrow Agreement
Exhibit 7.4(a)        Form of Estoppel Certificate
Exhibit 7.6           Vehicle Leases

                                TABLE OF CONTENTS
                                   (continued)

General Schedules:

Schedule I           Closing Date Retention Agreement Recipients
Schedule II          Share Ownership
Schedule III         Retention Agreement Recipients
Schedule IV          Notice Information

Seller and Company Schedules

Disclosure Letter
Section 3.1(a)       Jurisdictions; Stockholders
Section 3.1(c)       Affiliated Entities
Section 3.1(d)       Securities of Affiliated Entities
Section 3.2(b)       Conflicts
Section 3.2(c)       Consents and Notices
Section 3.3(a)       Capitalization
Section 3.3(b)       Powers of Attorney; Securities Contracts
Section 3.4          Financial Statements
Section 3.5          Books and Records
Section 3.6(a)       Property
Section 3.6(b)       Customer Furnished Property
Section 3.8          Accounts Receivable
Section 3.10         Liabilities
Section 3.11(a)      Taxes
Section 3.11(b)      Tax Returns
Section 3.11(c)      Tax Assessment
Section 3.11(d)      Due Payment, Withholding and Collection of Taxes
Section 3.11(f)      Tax Elections; Pass-Through Entity
Section 3.12         Material Adverse Change
Section 3.13(a)      Company Plans
Section 3.13(c)      Breaches, Termination and Material Increases of/in
                     Company Plans
Section 3.13(d)      Claims Against and Legal Compliance of Company Plans
Section 3.13(e)      Impact of Contemplated Transactions on Company Plans
Section 3.14(a)      Compliance with Legal Requirements
Section 3.14(b)      Governmental Authorizations
Section 3.15(a)      Legal Proceedings
Section 3.15(b)      Subject to Orders
Section 3.15(c)      Violation of Orders
Section 3.16         Absence of Certain Changes and Events
Section 3.17(a)      Contracts
Section 3.17(b)      Seller-Related Contracts
Section 3.17(c)      Invalid Contracts
Section 3.17(d)      Breached Contracts

                                TABLE OF CONTENTS
                                   (continued)

Section 3.17(e)      Contract Renegotiations
Section 3.17(g)      Breached Government Contracts
Section 3.18(b)      Insurance
Section 3.18(c)      Insurance Loss Experience
Section 3.18(d)      Insurance Compliance
Section 3.19         Environmental Matters
Section 3.20(a)      Employees
Section 3.20(b)      Employees - Termination
Section 3.20(d)      Employees - Terms/Contracts
Section 3.21         Labor Relations; Compliance
Section 3.22(b)      Intellectual Property Asset Contracts
Section 3.22(c)      Intellectual Property Ownership
Section 3.22(d)      Patents
Section 3.22(e)      Marks
Section 3.22(f)      Copyrights
Section 3.22(g)      Software
Section 3.22(i)      Web Sites
Section 3.22(j)      Government Contracts Requiring Intellectual Property
                     Deliverable
Section 3.23         Banking Arrangements
Section 3.25         Relationship with Related Persons
Section 3.27         Business Relationship
Section 3.28         Product Liability; Product Warranty
Section 3.29         Indebtedness by Related Persons

Section 6.6(a)       Indemnified Employees

Buyer Schedules:

Schedule 4.2(b)      No Conflict
Schedule 4.2(c)      Consents

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("AGREEMENT") is made and entered into effective as of July 26, 2006, by EDO Corporation, a New York corporation ("BUYER"), CAS, Inc., a corporation organized under the laws of the State of Alabama (the "COMPANY"), William H. Stender, Jr., an individual resident in Alabama ("WHS"), Fredric H. Clark, an individual resident in Tennessee ("FHC") and Elizabeth L. Boyer, as Trustee of the William H. Stender, Jr. Estate Preservation Trust, dated July 8, 2005 (the "TRUST"). Each of WHS, FHC and the Trust are referred to herein from time to time as a "SELLER" and collectively as "SELLERS."

                                    RECITALS

     Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "SHARES") of the Company for the consideration and on the terms set forth in this Agreement. In connection with the sale of the Shares, Sellers shall enter into the Sellers' and Company Mutual Release and certain other Ancillary Agreements (each as defined below), and certain employees of the Company shall enter into Retention and Noncompetition Agreements and a Proprietary Information and Inventions Agreement (each as defined below).

                                    AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1.   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "ACCOUNTS RECEIVABLE" shall have the meaning set forth in Section 3.8.

     "ADJUSTMENT AMOUNT" shall have the meaning set forth in Section 2.6.

     "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

     "AFFILIATED ENTITY" means each Person identified in Section 3.1(c) of the Disclosure Letter.

     "AGREEMENT" shall have the meaning set forth in the first paragraph of this Agreement.

     "ANCILLARY AGREEMENTS" means the Master Escrow Agreement, the Sellers' and Company Mutual Release, the Share Restriction Agreements, the Retention and Noncompetition Agreements and the Proprietary Information and Inventions Agreement.

     "APPLICABLE CONTRACT" shall mean any Contract to which the Company is a party and (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or
(c) by which the Company or any of the assets owned or used by it is or may become bound.

     "BALANCE SHEET" shall have the meaning set forth in Section 3.4(c).

     "BASKET" shall have the meaning set forth in Section 10.6.

     "BEST EFFORTS" shall mean the efforts that a prudent Person desirous of achieving a result would reasonably use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     "BREACH" shall mean a "breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement which will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "BUSINESS DAY" shall mean a day, other than a Saturday or a Sunday, on which banking institutions in the State of New York are required to be open.

     "BUYER" shall have the same meaning set forth in the first paragraph of this Agreement.

     "BUYER COMMON SHARES" means shares of common stock, par value $1.00 per share, of Buyer.

     "BUYER COMMON SHARE PRICE" means one hundred percent (100%) of the average closing price for Buyer Common Shares, as reported in The Wall Street Journal or a mutually agreed upon successor publication, for the twenty (20) trading days prior to the Closing.

     "BUYER PRICE ADJUSTMENT ESCROW AMOUNT" shall have the meaning set forth in
Section 2.4(d).

     "BUYER RESTRICTED SHARES" means any Buyer Common Shares issued by Buyer to Sellers in connection with this Agreement as part of the Purchase Price.

     "BUYER TAX INDEMNITEE" shall have the meaning set forth in Section
10.12(a).

     "BUYER TAX INDEMNITY PAYMENT" shall have the meaning set forth in Section 10.12(b).

     "BUYER TAX LOSS" shall have the meaning set forth in Section 10.12(b).

     "BUYER'S ADVISORS" shall have then meaning set forth in Section 5.1.

     "BUYER'S CLOSING DOCUMENTS" shall have the meaning set forth in Section 4.2(a).

     "CAP" shall have the meaning set forth in Section 10.6.

     "CAS CARES" shall have the meaning set forth in Section 3.1(b).

     "CLASS A STOCK" shall have the meaning set forth in Section 3.3.

     "CLASS B STOCK" shall have the meaning set forth in Section 3.3

     "CLEANUP PLAN" shall have the meaning set forth in Section 10.3.

     "CLOSING" shall have the same meaning set forth in Section 2.3.

     "CLOSING DATE" means the date and time as of which the Closing actually takes place.

     "CLOSING FINANCIAL STATEMENTS" shall have the meaning set forth in Section 2.7(a).

     "COMPANY" shall have the meaning set forth in the Recitals of this Agreement.

     "COMPANY OTHER BENEFIT OBLIGATION" means an Other Benefit Obligation owed, adopted, or followed by the Company or an ERISA Affiliate of the Company.

     "COMPANY PLAN" means any Plan, Company Other Benefit Obligation, Company VEBA or other arrangement or agreement of which the Company or an ERISA Affiliate of the Company is or was a Plan Sponsor, or to which the Company or an ERISA Affiliate of the Company otherwise contributes or has contributed, or in which the Company or an ERISA Affiliate of the Company otherwise participates or has participated.

     "COMPANY VEBA" means a VEBA whose members include employees of the Company or any ERISA Affiliate of the Company.

     "COMPETING BUSINESS" shall have the meaning set forth in Section 3.25.

     "COMPETING PRODUCTS AND SERVICES" shall have the meaning set forth in
Section 5.12(a).

     "CONFIDENTIAL INFORMATION" shall mean any and all confidential business information and any and all information, however documented, that is a trade secret within the meaning of applicable statutory or case law concerning the business and affairs of the Company, Sellers or Buyer, whether or not marked as "secret" or "confidential," including, without limitation, (i) product specifications; data; know-how; formulas; compositions; processes; designs; sketches; photographs; graphs; drawings; samples; inventions and ideas; past, current and planned research and development; current and planned manufacturing and distribution methods and processes; customer lists; current and anticipated customer requirements; price lists; market studies; business plans; computer software and programs; database technologies; concepts, ideas and methods; (ii) to the extent such information is not publicly disclosed by the Company, Sellers or Buyer in filings with Governmental Bodies, in press releases or otherwise, all financial statements; financial projections and budgets; historical and projected sales; capital spending budgets and plans; the names and backgrounds of key personnel, personnel training techniques and personnel materials; and (iii) any and all notes, analysis, compilations, studies, summaries and other material prepared by or for the Company, Sellers or Buyer containing or based, in whole or in part, on any of the foregoing information. Notwithstanding the foregoing, for purposes of this Agreement, Confidential Information shall not include any information that (i) is or becomes generally known to the public or available for use without any special knowledge by the public other than as a result of Seller's fault or the fault of any other Person bound by a duty of confidentiality to Buyer or the Company or,
(ii) becomes available to Seller on a non-confidential basis, from a source who is entitled to disclose such information without breach of confidentiality to the Company, other than the Company or any of its employees.

     "CONSENT" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "CONTEMPLATED TRANSACTIONS" means all of the transactions contemplated by this Agreement, including:

     (a)  the sale of the Shares by Sellers to Buyer;

     (b) the execution, delivery, and performance of the Sellers' and Company Mutual Release, the Retention and Noncompetition Agreements, the Proprietary Information and Inventions Agreement, the Share Restriction Agreements, and the Master Escrow Agreement;

     (c) the performance by Buyer, Sellers and the Company of their respective covenants and obligations under this Agreement; and

     (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

     "CONTRACT" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding, including any amendment, supplement or modification (whether written or oral) in respect of any of the foregoing.

     "COPYRIGHTS" shall have the meaning set forth in Section 3.22(a).

     "DAMAGES" means the amount of any loss (including lost profits), liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim, but specifically excluding any diminution of value.

     For the avoidance of doubt, the term "diminution of value" shall not mean and shall not include any (i) loss resulting from any lost profits, (ii) Damages (including incidental and consequential damages) or (iii) expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim.

     "DEBT" means any negative cash balances, all interest bearing indebtedness, notes and equivalents which are to be repaid in full and discharged by the Company at or prior to the Closing and all liabilities between or among the Company, Sellers and Related Persons of any

Seller which are to be cancelled at or prior to the Closing; provided that for purposes of this Agreement, "Debt" shall not include accounts payable of the Company or other liabilities of the Company incurred in the Ordinary Course of Business.

     "DEFECTIVE ELECTION EVENT" shall have the meaning set forth in Section 10.12(a).

     "DISCLOSURE LETTER" means the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

     "DOD" means the United States Department of Defense or any branch or agency thereof.

     "EDO GROUP" means EDO Corporation and all members of the affiliated group of corporations (within the meaning of IRC Section 1504) of which EDO Corporation is the parent.

     "ENCUMBRANCE" means any charge, claim, community property interest, condition, equitable interest, lien, mortgage, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, if applicable, transfer, receipt of income, or exercise of any other attribute of ownership.

     "ENVIRONMENT" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams and jurisdictional wetlands), groundwaters, drinking water supply, stream sediments, ambient air, plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

     (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

     (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

     (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, natural resource damages or other remediation or response actions ("CLEANUP") taken in compliance with applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person provided such Cleanup is taken in compliance with applicable Environmental and Occupational Safety or Health Law); or

     (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial," and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et esq., as amended ("CERCLA").

     "ENVIRONMENTAL LAW" means any Legal Requirement that requires or relates to:

     (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

     (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e)  protecting resources, species, or ecological amenities;

     (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

     (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ENVIRONMENTAL PHASE I STUDY" means the environmental site assessments prepared for Day, Berry and Howard, LLP by Conestoga-Rovers & Associates and dated March and April 2006.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "ERISA AFFILIATE" means, with respect to the Company, any other person that, together with the Company, would be treated as a single employer under IRC
Section 414 or under Section 4001 of ERISA.

     "ESTIMATED CLOSING BALANCE SHEET" shall have the meaning set forth in
Section 2.5.

     "ESTIMATED PURCHASE PRICE" shall have the meaning set forth in Section 2.5.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "FACILITIES" means any real property, leaseholds, or other interests in real property or equipment currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

     "FHC" shall have the meaning set forth in the first paragraph of this Agreement.

     "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.4.

     "FORMER SHAREHOLDER" shall mean Robert E. Churchill.

     "FORMER SHAREHOLDER ACKNOWLEDGEMENT" means that certain Acknowledgement and Agreement dated July 7, 2006 by and between FHC, WHS and the Former Shareholder.

     "FORMER SHAREHOLDER EMPLOYMENT AGREEMENT" means that certain Employment Agreement dated January 1, 2005 by and between the Company and the Former Shareholder.

     "FORMER SHAREHOLDER STOCK PURCHASE AGREEMENT" means that certain Stock Purchase Agreement dated as of December 31, 2004 by and between FHC, WHS and the Former Shareholder.

     "GAAP" means generally accepted United States accounting principles, applied on a basis consistent with the basis on which the audited year-end financial statements of the Company were prepared.

     "GOVERNMENT BID" means any offer or proposal made by the Company prior to the Closing Date which, if accepted, would result in a Government Contract.

     "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY" means any:

     (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

     (b)  federal, state, local, municipal, foreign, or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d)  multi-national organization or body; or

     (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "GOVERNMENT CONTRACT" means a Contract between the Company and the DOD or any other Governmental Body, including any facilities contract for the use of government-owned facilities. A task, purchase or delivery order under a Government Contract or an amendment, supplement or modification to a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

     "GOVERNMENT SUBCONTRACT" means a Contract that is a subcontract between the Company and any third party relating to a prime contract with the DOD or any other Governmental Body.

     "HAZARDOUS ACTIVITY" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company, other than such activities undertaken in the Ordinary Course of Business of the Company and Sellers in full compliance with Environmental Laws.

     "HAZARDOUS MATERIALS" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, petroleum and all derivatives thereof or synthetic substitutes therefor, asbestos or asbestos-containing materials and mold or other fungi which have been determined to pose a threat to the health and safety of any Person.

     "HSR ACT" means the Hart Scott Rodino Antitrust Improvement Act of 1976 or any successor law, and rules and regulations issued pursuant thereto or any successor law.

     "INDEMNIFIED EMPLOYEES" shall have the meaning set forth in Section 6.6(a).

     "INDEMNIFIED PERSONS" shall have the meaning set forth in Section 10.2(a).

     "INDEPENDENT ACCOUNTANTS" shall have the meaning set forth in Section 2.7.

     "INTELLECTUAL PROPERTY ASSETS" shall have the meaning set forth in Section 3.22(a).

     "IRC" means the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "KEY EMPLOYEE" means those employees of the Company listed as on Exhibit 2.2(Exh A) attached to Exhibit 2.2 hereof.

     "KNOWLEDGE" of a particular fact or other matter means with respect to an individual that such individual is actually aware of such fact or other matter, and a Person (other than an individual and other than the Company and Buyer) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, employee, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     The Company will be deemed to have "Knowledge" of a particular fact or other matter if, and only if, any one or more of Sellers, Jack Bradford, Richard Castillo, Jeffrey Ellis, Veali Holtcamp, Brenda Kirkpatrick or Charles Vaughn has, or at any time had, Knowledge of such fact or other matter. Buyer will be deemed to have "Knowledge" of a particular fact or other matter if, and only if, any one or more of William J. Bender, Lisa M. Palumbo or Scott M. Weiner has, or at any time had, Knowledge of such fact or other matter.

     "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "MARKS" shall have the meaning set forth in Section 3.22(a)(i).

     "MASTER ESCROW AGENT" shall have the meaning set forth in Section 2.4(c).

     "MASTER ESCROW AGREEMENT" shall have the meaning set forth in Section
2.4(c).

     "MASTER ESCROW AMOUNT" shall have the meaning set forth in Section 2.4(b)(ii).

     "MATERIAL ADVERSE EFFECT" means, with respect to any Person, any event, fact, condition, change, circumstance, occurrence or effect (excluding general economic conditions, conditions affecting the industry in which such Person operates, considered as a whole, acts of war or terrorism that have no direct impact on the business of such Person or adverse effects arising from the announcement or consummation of the transactions contemplated hereby), which, either individually or in the aggregate, (i) is or would reasonably be expected to be materially adverse to the business, properties, assets, liabilities, capitalization, stockholders' equity, financial condition, operations, licenses or other franchises or results of operations of such Person, considered as a whole or (ii) does or would reasonably be expected to materially impair or delay the ability of such Person (or, in the case of Company, the Sellers) to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

     "MDDC CONTRACT" means Contract DASG60-99-D-0002, Missile Defense Data Center between the Company and the U.S. Army Space and Missile Defense Command.

     "NET BOOK VALUE" means (i) total assets of the Company less good will, intangible assets, notes issued by the Company to Sellers, related party receivables and cash minus (ii) total liabilities of the Company exclusive of any Debt, each as determined in accordance with GAAP;

provided, however, that the Company's target rates of expense for periods after March 31, 2006 rather than actual rates of expense shall be used in determining Net Book Value.

     "NONCOMPETE TERM" shall have the meaning set forth in Section 5.12(e).

     "OCCUPATIONAL SAFETY AND HEALTH LAW" shall mean any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS" means with respect to a Person that an action taken by such Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

     (a) such action is recurring in nature, consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) such action is taken in accordance with sound and prudent business practices and is consistent with industry practices of similarly situated defense contractors;

     (c) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

     (d) such action is similar in nature and magnitude to actions customarily taken by such Person, without any authorization by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of such Person.

     "ORGANIZATIONAL DOCUMENTS" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the articles of organization or certificate of formation and the operating agreement or limited liability company agreement of a limited liability company; (c) the partnership agreement and any statement of partnership of a general partnership; (d) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (e) the declaration of trust for any trust; (f) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (g) any amendment to any of the foregoing.

     "OTHER BENEFIT OBLIGATIONS" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than any obligation, arrangement, or practice that is a Plan. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Section 132.

     "OVERALL CAP" shall have the meaning set forth in Section 10.6.

     "PATENTS" shall have the meaning set forth in Section 3.22(a)(iii).

     "PELORUS SOFTWARE" means each and every version of the Software used by the Company, and marketed prior to the Closing as "Pelorus," "Pelorus Gold," "Pelorus Blue," Pelorus Green," "Jessiz," "Flotsam," "Snoopy" and "Tsunami" and any error corrections or updates prior to the Closing.

     "PELORUS SOFTWARE AGREEMENT" means that certain agreement by and between the Company and John Stender dated on or about July 26, 2006 with respect to the Pelorus Software.

     "PENSION PLAN" has the meaning given in ERISA Section 3(2)(A).

     "PERMITTED ENCUMBRANCES" means (a) an Encumbrance for Taxes not yet due and payable, (b) an Encumbrance that does not interfere with the use by the Company of the Company's properties or assets and which does not impair the value of such properties or assets, and (c) an Encumbrance as of the date hereof as set forth in Section 3.2(b) (Conflicts), Section 3.4 (Financial Statements), Section 3.6(a) (Leases and Liens), Section 3.10 (Liabilities), Section 3.13(a) (Company Plans), Section 3.15(a) (Legal Proceedings, including audits), Section 3.17(a) (Contracts, including leases) and Section 3.18 (b) (Insurance) of the Disclosure Letter.

     "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "PLAN" has the meaning given in ERISA Section 3(3).

     "PLAN SPONSOR" has the meaning given in ERISA Section 3(16)(B).

     "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT" shall have the meaning set forth in Section 2.4(a)(iv).

     "PROPRIETARY RIGHTS AGREEMENT" shall have the meaning set forth in Section 3.20(b).

     "PURCHASE PRICE" shall have the meaning set forth in Section 2.2.

     "QUALIFIED PLAN" means any Plan that meets or purports to meet the requirements of IRC Section 401(a).

     "RELATED PARTY INDEBTEDNESS" shall have the meaning set forth in Section 3.29.

     "RELATED PERSON" means with respect to a particular individual:

     (a)  each other member of such individual's Family;

     (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

     (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

     (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

     (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

     (b)  any Person that holds a Material Interest in such specified Person;

     (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

     (d)  any Person in which such specified Person holds a Material Interest;

     (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

     (f)  any Related Person of any individual described in clause (b) or (c).

     For purposes of this definition, (a) the "FAMILY" of an individual includes
(i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides in the same household as such individual, and (b) "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

     "RELEASE" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "REPRESENTATIVE" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "RETENTION AND NONCOMPETITION AGREEMENTS" shall have the meaning set forth in Section 2.4(a)(iii).

     "RETENTION PAYMENT" shall have the meaning set forth in Section 6.10.

     "RIGHTS IN MASK WORKS" shall have the meaning set forth in Section 3.22(a)(iv).

     "SCOPE OF WORK PLAN" shall have the meaning set forth in Section 10.3.

     "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Exchange Act.

     "SECTION 338(H)(10) ELECTION" shall have the meaning set forth in Section 5.11.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant thereto or any successor law.

     "SELLER INDEMNIFIED PERSONS" shall have the meaning set forth in Section 10.4(d).

     "SELLER TAX INDEMNITEE" shall have the meaning set forth in Section
10.12(c).

     "SELLERS" shall have the meaning set forth in the first paragraph of this Agreement.

     "SELLERS' BROKER" shall have the meaning set forth in Section 3.26.

     "SELLERS' CLOSING DOCUMENTS" shall have the meaning set forth in Section
3.2.

     "SELLERS' AND COMPANY MUTUAL RELEASE" shall have the meaning set forth in
Section 2.4(a)(ii).

     "SELLERS' PRICE ADJUSTMENT ESCROW AMOUNT" shall have the meaning set forth in Section 2.4(e)

     "SELLERS' REPRESENTATIVE" shall have the meaning set forth in Section
11.12.

     "SHARE RESTRICTION AGREEMENTS" means the Subscription and Restricted Share Agreements attached as Exhibit 2.2(Exh D) to Exhibit 2.2, to be executed and delivered as provided in Exhibit 2.2 and in Section 2.4(a)(v).

     "SHARES" shall have the meaning set forth in the Recitals of this Agreement.

     "SOFTWARE" shall have the meaning set forth in Section 3.22(a)(vi).

     "SOURCE CODE" means the Software written in programming languages, including, but not limited to, "C++", and all comments and procedural code such as job control language statements, in a form intelligible to trained programmers and capable of being translated into object code for operation on computer equipment through assembly or compiling, and accompanied by documentation, including flow charts, schematics, statements of principles of operations, and architecture standards, describing the data flows, data structures, and control logic of the software in sufficient detail to enable a trained programmer through study of such documentation to maintain and/or modify the software without undue experimentation.

     "SPA" as used in Exhibit 2.2 shall mean this Agreement.

     "SPECIAL CAP" shall have the meaning set forth in Section 10.6.

     "SUBSIDIARY" means as to any Person, any other Person at least forty percent (40%) of whose equity or voting interests are owned, directly or indirectly, by such first Person.

     "SUCCESS BONUSES" shall have the meaning set forth in Exhibit 2.2.

     "TAX" means any tax (including, without limitation, any income tax, capital gains tax, value-added tax, sales tax, use tax, gift tax, franchise tax, transfer tax, ad valorem tax, excise tax, payroll tax or estate tax), levy, duty, assessment, deficiency, withholding or other fee and any related charge or amount (including any fine, penalty, interest or addition to tax with respect to the foregoing) imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax- sharing agreement or other Contract relating thereto.

     "TAX OBJECTION PROCESS". If Buyer or Sellers gives written notice requesting a Tax Objection Process (such party, the "OBJECTING PARTY"), and Buyer and Sellers cannot resolve the related objection within fourteen (14) Business Days thereafter, then the issues in dispute will be submitted to the certified public accountants who review the tax returns of the non-Objecting Party (the "PARTY TAX ACCOUNTANTS") for determination within fourteen (14) Business Days thereafter. If Buyer or Sellers continue to object, the matter shall be submitted for resolution to a tax accountant at a nationally recognized certified public accounting firm selected by the non-Objecting Party and acceptable to Objecting Party, which consent shall not be unreasonably withheld (the "INDEPENDENT EVALUATOR") within an additional fourteen (14) Business Days and whose review shall certify that the process followed by Buyer or Sellers, as applicable, as adjusted by Party Tax Accountants is consistent with applicable law and that the amount determined is within five percent (5%) of the amount that Independent Evaluator would have determined based on the materials presented (the "EVALUATION CERTIFICATE"), which determination shall be final, conclusive, non-appealable and binding for all purposes hereunder. The Objecting Party shall pay the fees and disbursements of the Independent Evaluator unless it cannot issue the Evaluation Certificate, in which case the Independent Evaluator will be asked to compute the proper amounts within an additional fourteen (14) Business Days and the parties shall be bound by that determination and the non-Objecting Party shall pay the fees and disbursements of the Independent Evaluator.

     "TAX RETURN" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "THIRD PARTY IP" means Intellectual Property Assets currently used in the Company's business, which are licensed to the Company from a third party.

     "THREAT OF RELEASE" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "THREATENED" means with respect to any claim, Proceeding, dispute, action, or other matter if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "TRADE SECRETS" shall have the meaning set forth in Section 3.22(a)(vii).

     "TRUST" shall have the meaning set forth in the first paragraph of this Agreement.

     "VEBA" means a voluntary employees' beneficiary association under IRC
Section 501(c)(9).

     "WAIVER" shall have the meaning set forth in Section 11.3(c).

     "WEB SITES" shall have the meaning set forth in Section 3.22(a)(v).

     "WHS" shall have the meaning set forth in the first paragraph of this Agreement.

2.   SALE AND TRANSFER OF SHARES; CLOSING

     2.1 SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer free and clear of all Encumbrances, and Buyer will purchase the Shares from Sellers.

     2.2 PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Shares will be $175,625,000.00 reduced or increased by the Adjustment Amount as set forth in Sections 2.6 and 2.7, payable $170,753,269.00 in cash and delivery of that number of Buyer Restricted Shares equal to (i) $4,871,731.00, divided by
(ii) the Buyer Common Share Price, to or at the direction of the Sellers, all as hereinafter provided. The process set forth on Exhibit 2.2 (and the exhibits thereto) attached hereto and made a part hereof, will be used by the parties with respect to the transfer of the Buyer Restricted Shares and certain other amounts at the direction of the Sellers.

     2.3 CLOSING. The purchase and sale (the "CLOSING") provided for in this Agreement will take place at the offices of Buyer's counsel at Day, Berry & Howard LLP, 875 Third Avenue, New York, NY 10022, at 10:00 a.m. (local time) on the later of (i) September 6, 2006, (ii) the date that is three (3) Business Days following the termination of the applicable waiting period under the HSR Act, or (iii) at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     2.4 CLOSING OBLIGATIONS. AT THE CLOSING:

          (a) Sellers will deliver or cause to be delivered to Buyer:

               (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer in form and substance satisfactory to Buyer;

               (ii) a release in the form of Exhibit 2.4(a)(ii) attached hereto executed by each of Sellers (the "SELLERS' AND COMPANY MUTUAL RELEASE");

               (iii) retention and noncompetition agreements in the form of
Exhibit 2.4(a)(iii) attached hereto, executed by each of the employees of the Company identified on Schedule I attached hereto (collectively, the "RETENTION AND NONCOMPETITION AGREEMENTS");

               (iv) a proprietary information and inventions agreement in the form of Exhibit 2.4(a)(iv) attached hereto, executed by Keith Vaughn (the "PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT") and a copy of the Pelorus Software Agreement executed by John Stender and the Company;

               (v) confirmation that no change has been made or, if Sellers have made changes in accordance with Section 6.9, a written schedule of such changes, with respect to the payment instructions for a portion of the Purchase Price by transfer of cash to the Company and Buyer Restricted Shares pursuant to the outline on Exhibit 2.2, against delivery by the individuals identified on
Exhibit 2.2(Exh A) thereto of a Share Restriction Agreement in the form of
Exhibit 2.2(Exh D) attached thereto for each such individual and evidence regarding satisfaction by the Company of its withholding obligations with respect to the Success Bonuses;

               (vi) an amendment to that certain Lease Agreement by and between TERA Properties, LLC and the Company, with respect to the leased premises located at 100 Quality Drive, Huntsville, Alabama in the form attached hereto as
Exhibit 2.4(a)(vi), executed by TERA Properties, LLC and the Company;

               (vii) an executed termination letter with respect to that certain Lease Agreement by and between Pinnacle Technologies LLC and the Company with respect to the leased premises located at 403 Franklin Street, Huntsville, Alabama;

               (viii) an executed termination letter with respect to that certain Lease Agreement by and between Perfect Homes, LLC and the Company with respect to the leased premises located at 2845 Wall Triana Hwy, Huntsville, Alabama;

               (ix) an executed termination letter with respect to that certain Lease Agreement by and between Affordable Storage and the Company with respect to the leased premises located at 5815 HWY. 53, Harvest, Alabama;

               (x) the Disclosure Letter executed by Sellers;

               (xi) a cross-receipt executed by each Seller, in a form reasonably satisfactory to Buyer and Sellers;

               (xii) a Purchase Price flow of funds statement executed by each Seller, in a form reasonably satisfactory to Buyer and Sellers;

               (xiii) a consent executed by the spouse of FHC, in form and substance reasonably satisfactory to Buyer and FHC;

               (xiv) a certificate executed by Sellers representing and warranting to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all material respects (or in all respects with regard to such representations and warranties that are qualified by materiality) as of the Closing Date as if made on the Closing Date, except to the extent that any inaccuracies in such representations and warranties, considered individually or collectively, as of the Closing Date could not reasonably be expected to have a Material Adverse Effect on the Company;

               (xv) a certificate executed by Sellers and the Company certifying that Sellers and the Company have satisfied all conditions set forth in Section 7 of this Agreement;

               (xvi) executed resignations, effective as of the Closing Date of each officer and director of the Company;

               (xvii) executed resignations, effective as of the Closing Date of each officer and director of CAS Cares who is also an officer or director of the Company;

               (xviii) an IRS Form W-9, completed by each Seller, in form reasonably satisfactory to Buyer;

               (xix) an opinion of Holland & Knight LLP, dated as of the Closing Date, in the form of Exhibit 2.4(a)(xix) attached hereto;

               (xx) an executed copy of the opinion of Sirote & Permutt, P.C. dated March 21, 2006, as to certain tax matters, which shall be in full force and effect;

               (xxi) an opinion of Sirote & Permutt, P.C., dated as of the Closing Date, in the form of Exhibit 2.4(a)(xxi) attached hereto;

               (xxii) copies of all Consents required pursuant to Section 3.2(b) of this Agreement;

               (xxiii) possession or control of the corporate seal, all books of account, minute books, stock record books, and other records of the Company and any Affiliated Entity then in the possession or control of Sellers or their Representatives;

               (xxiv) copies of the Company's Organizational Documents, certified by a Secretary or Assistant Secretary of the Company to be true, correct, complete and in full force and effect and unmodified as of the Closing Date; a complete list of the officers and directors of the Company, certified by a Secretary or Assistant Secretary of the Company to be true and correct as of the Closing Date; a long form certificate of good standing from the Secretary of State of the State of Alabama showing all documents filed in such office with regard to the Company; tax clearance certificates (to the extent reasonably and customarily available) and good standing certificates from California, Colorado, Florida, Maryland, New Jersey, New Mexico, Oklahoma, South Carolina, Texas and Virginia; copies of resolutions adopted by the Board of Directors of the Company authorizing the execution and delivery of the Agreement and the consummation of the Contemplated Transactions, certified by a Secretary or Assistant Secretary of the Company to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

               (xxv) an updated list of employees of the Company setting forth the information requested in Section 3.20; and

               (xxvi) such other certificates, agreements and other documents as are listed in the schedule of closing documents.

          (b) Buyer will deliver to Sellers or caused to be delivered at the direction of Sellers:

               (i) following the payment by Buyer of the amounts set forth in Sections 2.4(b)(ii) through (iv) and Section 2.4(e), if applicable, the balance of the Purchase Price to Sellers pro rata in accordance with their ownership of the Shares of the Company, as specified in Schedule II attached hereto, by wire transfer of immediately available funds to accounts specified by Sellers in writing no later than five (5) days prior to the Closing Date;

               (ii) the sum of $15,000,000 (the "MASTER ESCROW AMOUNT") to the Master Escrow Agent, subject to the requirements of the Master Escrow Agreement, by bank cashier's or certified check or wire transfer to an account specified by the Master Escrow Agent;

               (iii) the sum of $16,447,982.00 (as such amount may be adjusted pursuant to Section 6.9), to the Company on behalf and at the direction of the Sellers as a portion of the Purchase Price, payable $11,576,251.00 in cash and $4,871,731.00 by delivery of that number of Buyer Restricted Shares equal to (i) $4,871,731.00, divided by (ii) the Buyer Common Share Price. The cash payment shall be made by wire transfer of immediately available funds to the Company and then paid by the Company to the individuals and in the amounts specified on
Exhibit 2.2 (Exh A) and Exhibit 2.2 (Exh B) attached to Exhibit 2.2 hereof, and the Buyer Restricted Shares shall be distributed in the amounts and to the individuals set forth on Exhibit 2.2(Exh A) attached to Exhibit 2.2 hereof, in each case against delivery by each of the individuals identified on Exhibit 2.2(Exh A) of a Share Restriction Agreement in the form of Exhibit 2.2(Exh D) attached to Exhibit 2.2 hereof. Sellers may change the amounts and remove individuals set forth on Exhibit 2.2(Exh A) and Exhibit 2.2(Exh B) attached to
Exhibit 2.2 hereof, by delivering to the Company and Buyer an amended Exhibit 2.2(Exh A) or Exhibit 2.2(Exh B), as the case may be, to be attached to Exhibit
2.2 hereof no later than five (5) days prior to the Closing Date; provided that Sellers may not (i) add any individual to Exhibit 2.2(Exh A) or Exhibit 2.2(Exh
B), or (ii) remove any employee identified on Schedule I attached hereto from
Exhibit 2.2(Exh A) or eliminate or reduce the amount of any Success Bonus payable to any such employee as set forth on Exhibit 2.2(Exh A), without the prior written consent of Buyer, such consent not to be unreasonably withheld.

               (iv) the amounts required to payoff all indebtedness listed in
Section 3.29 of the Disclosure Letter and all other Debt to be repaid in full and discharged by the Company on or prior to the Closing Date, by wire transfer of immediately available funds in amounts and to accounts specified by Sellers in writing no later than five (5) days prior to the Closing Date;

               (v) a certificate executed by Buyer representing and warranting to Sellers that each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date, except to the extent that any inaccuracies in such representations and warranties, considered individually or collectively, as of the Closing Date could not reasonably be expected to have a Material Adverse Effect on the Buyer;

               (vi) a certificate executed by Buyer certifying that Buyer has satisfied all conditions set forth in Section 8 of this Agreement;

               (vii) a cross-receipt executed by Buyer, in a form reasonably satisfactory to Buyer and Sellers;

               (viii) a Purchase Price flow of funds statement executed by Buyer, in a form reasonably satisfactory to Buyer and Sellers;

               (ix) an opinion of the General Counsel of Buyer, dated as of the Closing Date, in the form of Exhibit 2.4(b)(ix) attached hereto;

               (x) an opinion of Day, Berry & Howard LLP, dated as of the Closing Date, in the form of Exhibit 2.4(b)(x) attached hereto; and

               (xi) the Sellers' and Company Mutual Release, the Retention and Noncompetition Agreements, and the Proprietary Information and Inventions Agreement, each executed by Buyer and/or the Company, as the case may be and the Share Restriction Agreements, executed as provided on Exhibit 2.2.

          (c) Buyer and Sellers will enter into a master escrow agreement in the form of Exhibit 2.4(c) attached hereto (the "MASTER ESCROW AGREEMENT") with Wells Fargo Bank, National Association (the "MASTER ESCROW AGENT").

          (d) In the event that the Estimated Purchase Price is greater than $175,625,000 then Buyer shall pay the amount of such difference (the "BUYER PRICE ADJUSTMENT ESCROW AMOUNT") to the Master Escrow Agent, subject to the requirements of the Master Escrow Agreement, by bank cashier's or certified check or wire transfer to an account specified by the Master Escrow Agent.

          (e) In the event that the Estimated Purchase Price is less than $175,625,000 then Buyer shall reduce the amount to be delivered to Sellers pursuant to Section 2.4(b)(i) by the amount of such difference (the "SELLERS' PRICE ADJUSTMENT ESCROW AMOUNT") and Buyer shall on behalf of Sellers pay the Sellers' Price Adjustment Escrow Amount to the Master Escrow Agent, subject to the requirements of the Master Escrow Agreement, by bank cashier's or certified check or wire transfer to an account specified by the Master Escrow Agent.

          (f) Buyer and Sellers shall have delivered the completed and signed Form 8023 pursuant to the requirements of Section 5.11.

          (g) All of the transactions to be concluded at the Closing shall be deemed concluded simultaneously at 10:00 a.m. Eastern Time on the Closing Date. Unless waived, no transaction or delivery to be concluded at the Closing shall be deemed finally concluded unless and until all such transactions or deliveries are concluded.

          (h) Buyer's delivery of the funds via wire transfer in the amounts and to the accounts specified in Sections 2.4(b)(i) through 2.4(b)(iv) and Buyer's delivery of certificates for Buyer Restricted Shares in the amounts and to the addresses specified in Exhibit 2.2 shall, to the extent of the funds and the certificates for Buyer Restricted Shares so delivered and subject to the terms of the Master Escrow Agreement, fully and finally discharge the obligation of Buyer with regard to the payment to Sellers of the Purchase Price; provided, however, that such Purchase Price shall be reduced or increased by the Adjustment Amount as set forth in Sections 2.6 and 2.7.

     2.5 ESTIMATED CLOSING BALANCE SHEET; ESTIMATED PURCHASE PRICE. As soon as practicable but not less than five Business Days prior to the Closing Date, Sellers shall deliver to Buyer in writing a good faith estimate of the balance sheet of the Company as of the Closing (the "ESTIMATED CLOSING BALANCE SHEET"). The Estimated Closing Balance Sheet shall be determined in accordance with GAAP and prepared in the same manner as and consistent with the audited year-end financial statements of the Company (except that target rates of expense for periods after March 31, 2006 shall be used instead of actual rates of expense for purposes of determining Net Book Value). The Estimated Closing Balance Sheet shall include any employee or other bonus payments and any other liabilities to be paid by the Company following the Closing that should have been accrued for the period ending as of the Closing Date, but shall exclude any employee or other bonus payments (including any Success Bonuses paid by the Company after giving effect to the transactions contemplated by this Agreement) and any other liabilities that have actually been paid by the Company before the Closing. The Estimated Closing Balance Sheet shall further include the Company's share of any employee withholding, Social Security and Medicare taxes payable with respect to the Success Bonuses and not paid by the Company before the Closing. The Estimated Closing Balance Sheet shall also exclude any Retention Payment to be paid following the Closing Date. The Estimated Closing Balance Sheet shall further include as a liability the Company's anticipated obligation to the U.S. Army Space and Missile Defense Command in the amount of $399,099 with respect to an anticipated task order under the MDDC Contract, to the extent not paid or satisfied as of the date of the Estimated Closing Balance Sheet. The Estimated Closing Balance Sheet shall further include (i) a statement of the calculation of a good faith estimate of the Purchase Price based thereon (the "ESTIMATED PURCHASE PRICE"), (ii) the financial information used to derive the Estimated Closing Balance Sheet and the Estimated Purchase Price, and (iii) a certificate signed by Sellers to the effect that the Estimated Closing Balance Sheet and the Estimated Purchase Price were derived and determined in good faith in accordance with GAAP and prepared in the same manner as and consistent with the audited year-end financial statements of the Company (except that target rates of expense for periods after March 31, 2006 were used instead of actual rates of expense for purposes of determining Net Book Value) and include any employee or other bonus payments and any other liabilities to be paid by the Company following the Closing that should have been accrued for the period ending as of the Closing Date. In preparing and determining the Estimated Closing Balance Sheet and the Estimated Purchase Price, (x) Sellers shall, and shall cause the Company's independent accountants to, regularly consult with Buyer and the Buyer's independent accountants and apprise them of the details of the preparation and determination of the Estimated Closing Balance Sheet and the Estimated Purchase Price and (y) Buyer and the Buyer's accountants shall have the right, and Sellers shall, and shall cause the Company's independent accountants to, permit Buyer and the Buyer's accountants, to actively participate in all aspects of the preparation and determination of the Estimated Closing Balance Sheet and the Estimated Purchase Price. For such purpose, Sellers shall afford to Buyer and the Buyer's accountants full and complete access to all of the Company's management and books, documents and records that relate to the Business. In addition, as part of the preparation of the Estimated Closing Balance Sheet, within thirty (30) days before the Closing Date, Sellers shall cause the Company to prepare (i) an "Estimate at Completion" for each Applicable Contract with customers of the Company that is a fixed-price contract and (ii) a written comparison of the Company's actual rate of expense and the Company's target rate of expense, together with the associated calculations, for the current fiscal year. The Estimated Closing Balance Sheet and the Estimated Purchase Price shall be subject to objection by Buyer as not being determined in accordance with GAAP (subject to confirmation of estimates) applied on a consistent basis with prior periods.

     2.6 ADJUSTMENT AMOUNT. The adjustment amount (the "ADJUSTMENT AMOUNT") (which may be a positive or negative number) will be equal to (a) the Net Book Value of the Company as of the Closing Date determined in accordance with
Section 2.7 and GAAP and shall include any employee or other bonus payments and any other liabilities to be paid by the Company following the Closing that should have been accrued for the period ending as of the Closing Date (including the Company's share of any employee withholding, Social Security and Medicare taxes payable with respect to the Success Bonuses and not paid by the Company before the Closing and including the Company's anticipated obligation to the U.S. Army Space and Missile Defense Command in the amount of $399,099 with respect to an anticipated task order under the MDDC Contract, to the extent not paid or satisfied as of the Closing Date) but shall exclude any employee or other bonus payments (including any Success Bonuses paid by the Company after giving effect to the transactions contemplated by this Agreement) and any other liabilities that have actually been paid by the Company before the Closing and shall also exclude any Retention Payment to be paid following the Closing Date, minus (b) the amount of $8,601,834.00. The Purchase Price shall be increased by the Adjustment Amount, to the extent that it is a positive number, and shall be decreased by the Adjustment Amount, to the extent that it is a negative number.

     2.7 ADJUSTMENT PROCEDURE.

          (a) Sellers will prepare or cause to be prepared unaudited consolidated financial statements ("CLOSING FINANCIAL STATEMENTS") of the Company as of the Closing Date in accordance with GAAP for the period from April 1, 2005 through the Closing Date, including a computation of Net Book Value as of the Closing Date. The Closing Financial Statements shall be determined in accordance with GAAP and prepared in the same manner as and consistent with the audited year-end financial statements of the Company (except that target rates of expense for periods after March 31, 2006 shall be used instead of actual rates of expense for purposes of determining Net Book Value). The Closing Financial Statements shall include any employee or other bonus payments and any other liabilities to be paid by the Company following the Closing that should have been accrued for the period ending as of the Closing Date, but shall exclude any employee or other bonus payments (including any Success Bonuses paid by the Company after giving effect to the transactions contemplated by this Agreement) and any other liabilities that have actually been paid by the Company before the Closing. The Closing Financial Statements shall further include the Company's share of any employee withholding, Social Security and Medicare taxes payable with respect to the Success Bonuses and not paid by the Company before the Closing. The Closing Balance Sheet shall further include as a liability the Company's anticipated obligation to the U.S. Army Space and Missile Defense Command in the amount of $399,099 with respect to an anticipated task order under the MDDC Contract, to the extent not paid or satisfied as of the Closing Date. The Closing Financial Statements shall also exclude any Retention Payment to be paid following the Closing Date. The Closing Financial Statements shall also include an accrual for the fees and expenses that the Company would have paid to the Company's accountants had such accountants prepared audited financial statements for the Company for the fiscal year ended March 31, 2006. The fees and expenses of Sellers (including the fees and expenses of Sellers' counsel, accountants, brokers, investment bankers, financial advisors, representatives and other agents), to the extent paid or to be paid by the Company as permitted hereunder, shall be reflected either as a reduction in cash or as a liability in the Closing Financial Statements, and no fees or expenses of Sellers shall be paid by the Company after the Closing that are not reflected as liabilities on the Closing Financial Statements. Sellers will deliver to Buyer within forty-five
(45) days after the Closing Date the Closing Financial Statements, it being the understanding and agreement of the parties that Sellers and their Representatives will be provided access to all documents and information of the Company needed for preparation of the Closing Financial Statements and may request that certain employees of the Company prepare and provide assistance with respect to such Closing Financial Statements for Sellers without any cost to Sellers, provided that such preparation of such Closing Financial Statements does not unreasonably interfere with the day to day activities for and on behalf of the Company of such employees requested to prepare such Closing Financial Statements. Following delivery of the Closing Financial Statements Sellers shall, at the request of Buyer, promptly deliver or cause to be delivered to Buyer, any and all work papers or other documents created or used by the Company or its Representatives in the preparation of the Closing Financial Statements. If within forty-five (45) days following Buyer's receipt of the Closing Financial Statements, Buyer has not given Sellers notice of its objection to the Closing Financial Statements (such notice must contain a statement of the basis of Buyer's objection), then the Net Book Value reflected in the Closing Financial Statements will be used in computing the Adjustment Amount. If Buyer gives such notice of objection and Buyer and Sellers cannot agree with regard to such objection within fourteen (14) Business Days thereafter, then the issues in dispute will be submitted to nationally recognized certified public accountants mutually agreed upon by the parties (which have not been engaged by either party or their respective subsidiaries or affiliates for at least two (2) years prior to the date of delivery to Buyer of the

Closing Financial Statements) (the "INDEPENDENT ACCOUNTANTS"), for resolution. If issues in dispute are submitted to the Independent Accountants for resolution, (i) within fifteen (15) Business Days after request, each party will furnish to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party (or its independent public accountants), and each party will be afforded the opportunity to present to and discuss with the Independent Accountants any material relating to the dispute prior to the Independent Accountants' determination; (ii) the determination by the Independent Accountants, as set forth in a notice delivered to Buyer and Sellers by the Independent Accountants, will be binding and conclusive on parties in the absence of manifest error; and (iii) the fees and disbursements of the Independent Accountants shall be allocated between Buyer and Sellers so that Buyer's share of such fees and disbursements shall be in the same proportion that the aggregate amount that is unsuccessfully disputed by Buyer (as finally determined by the Independent Accountants) bears to the total amount initially disputed by Buyer. The Independent Accountants shall determine only those issues in dispute, and the Independent Accountants' determination shall be based upon and consistent with the terms and conditions of this Agreement. The determination by the Independent Accountants shall be based solely on presentations with respect to such disputed items by Buyer and Sellers to the Independent Accountants and not on the Independent Accountants' independent review. Buyer and Sellers shall use their best efforts to make their respective presentations as promptly as practicable following submission to the Independent Accountants of the disputed items, and each such party shall be entitled, as part of its presentation, to respond to the presentation of the other party and any questions and requests of the Independent Accountants. Buyer and Sellers shall provide each other the same information as provided to the Independent Accountants at the same time that the Buyer or the Sellers provides such information to the Independent Accountants. In deciding any matter, the Independent Accountants (i) shall be bound by the provisions of this Section 2.7(a) and (ii) may not assign a value to any item greater than the greatest value for such item claimed by either Buyer or Sellers or less than the smallest value for such item claimed by Buyer or Sellers. The Independent Accountants' determination shall be made within forty-five (45) days after its engagement (which engagement shall be made no later than five (5) Business Days after the parties determine that there is a need to select the Independent Accountants), or as soon thereafter as possible. As set forth above, the Independent Accountants' determination shall be set forth in a written statement delivered to Sellers and Buyer and shall be final, conclusive, non-appealable and binding for all purposes hereunder; provided that such determination may be reviewed, corrected or set aside by a court of competent jurisdiction but only if upon a finding that the Independent Accountants failed to follow the provisions of this Agreement or made mathematical errors with respect to its determination. The determination of the Independent Accountants shall not be deemed an award subject to review under the Federal Arbitration Act or any other statute.

          (b) Within thirty (30) days following the final determination of the Adjustment Amount, if the Purchase Price (after consideration of the Adjustment Amount) is greater than the aggregate of the payments made pursuant to Sections 2.4(b)(i) through 2.4(b)(iv), then an amount equal to the difference shall be deducted on a dollar for dollar basis from the Buyer Price Adjustment Escrow Amount and paid to Sellers in accordance with the provisions of the Master Escrow Agreement, and if the Purchase Price (after consideration of the Adjustment Amount) is less than such aggregate amount, then an amount equal to the difference shall be deducted on a dollar for dollar basis from the Sellers' Price Adjustment Escrow Amount and paid to Buyer in accordance with the provisions of the Master Escrow Agreement. In the event that the Buyer Price Adjustment Escrow Amount or the Sellers' Price Adjustment Escrow Amount, as the case may be, shall be insufficient to reimburse the other party in accordance with the preceding sentence then Buyer or Sellers, as the case may be, shall pay the remaining balance to the other party in cash within such thirty (30) day period following the final determination of the Adjustment Amount. All deductions or payments pursuant to this Section 2.7(b) shall be made in immediately available funds together with simple interest at a rate equal to the rate on U.S. Treasury Bills with a maturity of three months, as reported in the Wall Street Journal for the Closing Date, beginning on the Closing Date and ending on the date of payment. The Purchase Price shall be the Purchase Price as adjusted on a dollar-for-dollar basis by the Adjustment Amount. Any payments or deductions attributable to Sellers pursuant to this
Section 2.7(b) shall be allocated in the proportions set forth in Schedule II attached hereto. Any good faith dispute in the calculation of the Adjustment Amount will not constitute a breach of any of the representations or warranties of either Buyer or Sellers hereunder and will not give either party any right to indemnification hereunder.

3. REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers and the Company, jointly and severally, represent and warrant to Buyer as follows:

     3.1 ORGANIZATION AND GOOD STANDING; SUBSIDIARIES.

          (a) Section 3.1(a) of the Disclosure Letter contains a complete and accurate list of the Company's jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Alabama, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing or the equivalent qualification under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and where failure to qualify would reasonably be expected to have a Material Adverse Effect on the Company. Sellers have delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

          (b) The Company has no Subsidiaries. The Company has no direct or indirect ownership interest in CAS Cares, Inc., a not-for-profit corporation organized under the laws of the State of Alabama ("CAS CARES").

          (c) Except as set forth in Section 3.1(c) of the Disclosure Letter, the Company does not directly or indirectly own any equity securities of any other Person (each such Person, an "AFFILIATED ENTITY"). Section 3.1(c) of the Disclosure Letter contains a complete and accurate list of the jurisdiction of organization of each Affiliated Entity and, to the Knowledge of the Company and the Sellers, the other jurisdictions in which each Affiliated Entity is authorized to do business. Each Affiliated Entity is duly organized, validly existing and in good standing or the equivalent qualification under the laws of its jurisdiction of organization and has full legal power and authority necessary to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. To the Knowledge of the Company and the Sellers, each Affiliated Entity is duly qualified to do business as a foreign entity and is in good standing or the equivalent qualification under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and where failure to qualify would reasonably be expected to have a Material Adverse Effect on such Affiliated Entity. Sellers have delivered to Buyer copies of the Organizational Documents of each Affiliated Entity.

          (d) Section 3.1(d) of the Disclosure Letter contains a complete and accurate description of (i) the equity securities of each Affiliated Entity that are authorized, issued and outstanding as of the date of this Agreement and (ii) each such Affiliated Entity's direct equity owners. Except as set forth in
Section 3.1(d) of the Disclosure Letter, the Company is and will be on the Closing Date the record and beneficial owner and holder of the equity securities of each Affiliated Entity set forth opposite the name of the Company on Section 3.1(d) of the Disclosure Letter, free and clear of all Encumbrances and upon consummation of the Contemplated Transactions the Company will have good, valid and marketable title to such equity securities, free and clear of all Encumbrances. Except as set forth in Section 3.1(d) of the Disclosure Letter, the Company has no obligation to contribute any capital or property to any Affiliated Entity and, to the Knowledge of Sellers and the Company, there are no Contracts relating to the issuance, sale, or transfer of any equity securities of any Affiliated Entity.

     3.2 AUTHORITY; NO CONFLICT.

          (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. Upon the execution and delivery by each Seller, as applicable, of the Master Escrow Agreement, the Sellers' and Company Mutual Release, Sellers' endorsement of the certificates evidencing the Shares (or the executed stock power accompanying such certificates) and each other agreement, certificate or document executed by or on behalf of such Seller and delivered to Buyer pursuant to this Agreement (collectively, the "SELLERS' CLOSING DOCUMENTS"), the Sellers' Closing Documents to which such Seller is a party will constitute the legal, valid, and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. Each Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents to which such Seller is party and to perform such Seller's obligations hereunder and thereunder.

          (b) Except as set forth in Section 3.2(b) of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

               (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, (B) any provision of the Organizational Documents of the Trust or (C) any resolution adopted by the board of directors or the stockholders of the Company;

               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Seller, or any of the assets owned or used by the Company, may be subject;

               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

               (iv) cause Buyer or the Company to become subject to, or to become liable for the payment of, any Tax (other than future Tax owed as a result of future operations of the Company following the Closing);

               (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

               (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

               (vii) result in the imposition or creation of any Encumbrance other than Permitted Encumbrances upon or with respect to any of the assets owned or used by the Company.

          (c) Except as set forth in Section 3.2(c) of the Disclosure Letter, neither Sellers nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     3.3 CAPITALIZATION.

          (a) The authorized equity securities of the Company consist of 1,000,000 shares of common stock, $0.001 par value per share, of which 750,000 have been designated as Class A Voting Common Stock (the "CLASS A STOCK") and 250,000 have been designated as Class B Non-Voting Common Stock (the "CLASS B STOCK"). 2,020 shares of Class A Stock and 1,010 shares of Class B Stock are issued and outstanding and constitute the Shares. Except as set forth in Section 3.3(a) of the Disclosure Letter, Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances, the Shares constitute all of the issued and outstanding equity securities of the Company and each Seller is the sole record and beneficial owner of that portion of the Shares set forth after his name on Section 3.3(a) to the Disclosure Letter as evidenced by the share certificates identified by number as set forth in said Section 3.3(a). Except as set forth in Section 3.3(a) of the Disclosure Letter, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Neither the issue nor sale of any equity securities of the Company violated the pre-emptive rights of any Person. Except as set forth in Section 3.3(a) of the Disclosure Letter, no Person has owned or held any equity securities of the Company at anytime prior to the date hereof, other than Sellers. All of the Shares heretofore owned by Sellers have been, or shall be at the Closing, duly endorsed for transfer to Buyer or are, or shall be at the Closing, accompanied by duly executed stock powers and, subject to payment by Buyer to Sellers of the Purchase Price in accordance with the terms of this Agreement, upon delivery of the Shares to Buyer on the Closing Date, Buyer will have good, valid and marketable title to the Shares, free and clear of all Encumbrances.

          (b) Sellers are not party to any voting trust, proxy or other agreements or understandings with respect to the voting of any of the Shares.
Section 3.3(b) of the Disclosure Letter contains a complete and accurate list, and Sellers have heretofore delivered or made available to Buyer a true and complete copy of each power of attorney that is currently effective and outstanding granted by Sellers with respect to any of the Shares. Except as set forth in Section 3.3(b) of the Disclosure Letter, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company is not a party to any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. All dividends and distributions by the Company have been made in compliance with the Organizational Documents of the Company and all Legal Requirements.

          (c) Each Seller is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Each Seller has carefully reviewed the terms and conditions of this Agreement, including without limitation the representations and warranties of the Company and Buyer, the Disclosure Letter and the Ancillary Agreements. Each Seller has had the opportunity to ask questions and receive answers from the Company and Buyer with respect to the Company, its business, assets, operations, financial condition and prospects and the transactions contemplated by this Agreement.

     3.4 FINANCIAL STATEMENTS. Sellers have delivered to Buyer: (a) audited balance sheets of the Company as of March 31, 2005 and the related audited statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the related notes and unqualified report thereon of Snellgrove & Sams, P.C., independent certified public accountants,
(b) reviewed balance sheets of the Company as of March 31 in each of the years 1999 through 2004, and the related reviewed statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the related notes and unqualified report thereon of Snellgrove & Sams, P.C., independent certified public accountants, (c) an unaudited balance sheet of the Company as at September 30, 2005 (including the notes thereto, the "BALANCE SHEET"), and the related consolidated statements of income for the six months then ended, and (d) an unaudited balance sheet of the Company as at March 31, 2006, and the related consolidated statements of income for the twelve months then ended. A copy of the Balance Sheet is attached to Section 3.4 of the Disclosure Letter. Except as set forth in Section 3.4 of the Disclosure Letter, such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The audited and unaudited financial statements described in this Section 3.4 are collectively referred to as the "FINANCIAL STATEMENTS". Except as set forth in Section 3.4 of the Disclosure Letter, the unaudited Financial Statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial condition at September 30, 2005 and March 31, 2006 and the results of operations for the six and twelve months then ended and at March 31 in each of the years 1999 through 2004 and the results of its operations for each of the fiscal years then ended. Except as set forth in Section 3.4 of the Disclosure Letter, no financial statements of any Person other than the Company are required by GAAP to be included in the consolidated Financial Statements of the Company. The Company maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; and
(iii) access to assets is permitted only in accordance with management's general or specific authorization. Except as set forth in Section 3.4 of the Disclosure Letter, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships related to the business of the Company with unconsolidated entities or other Persons that would reasonably be expected to have a Material Adverse Effect on the Company.

     3.5 BOOKS AND RECORDS. Except as set forth in Section 3.5 of the Disclosure Letter, the stock record books of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The books of account and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of the Company, all of which have been made available to Buyer, contain records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company and are accurate and complete in all material respects, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

     3.6 TITLE TO PROPERTIES; ENCUMBRANCES.

          (a) Section 3.6(a) of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein currently owned or leased by the Company. Sellers have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the Company and relating to such property or interests. The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all of the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own located in the facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Financial Statements (except for assets held under capitalized leases disclosed or not required to be disclosed in Section 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet, as the case may be, in the Ordinary Course of Business), all such properties and assets are in good operating condition (reasonable wear and tear excepted) and are suitable for their intended use, and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice) which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Section 3.6(a) of the Disclosure Letter. Except as set forth in
Section 3.6(a) of the Disclosure Letter, all material properties and assets reflected in the Financial Statements are free and clear of all Encumbrances other than Permitted Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (i) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (ii) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (iii) with respect to real property, (x) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (y) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

          (b) The Company has the right to use all customer-furnished tangible and intangible personal property and assets used in the operation of the Company's business as currently conducted. Section 3.6(b) of the Disclosure Letter contains a list of all such customer-furnished property. All customer-furnished tangible assets of the Company are, in the aggregate, in working order, condition and repair, reasonable wear and tear excepted, and reasonably suitable for the conduct of the Company's business as currently conducted and, to the Knowledge of Sellers and the Company, there is no material expenditure presently required to maintain such condition and state of repair or replace such tangible assets. The Company is currently in possession of all customer-furnished tangible assets provided to the Company by a customer, except such property that has been returned to such customer or such property that is in the possession of a qualified subcontractor. The Company will continue to have the right to use all customer-furnished property set forth in Section 3.6(b) of the Disclosure Letter immediately following the Closing, subject to the customer's right to revoke the Company's right to use such customer-furnished property at any time.

     3.7 CONDITION AND SUFFICIENCY OF ASSETS. To the Company and the Sellers' Knowledge, the buildings, plants, offices, structures, and equipment owned or leased by the Company are structurally sound, are in good operating condition and repair (reasonable wear and tear excepted), and are adequate for the uses to which they are being put, and none of such buildings, plants, offices, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost or for which costs have been reserved on the Financial Statements. The building, plants, offices, structures, and equipment of the Company are reasonably sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing.

     3.8 ACCOUNTS RECEIVABLE. All accounts receivable of the Company that are reflected on the Financial Statements or on the accounting records of the Company as of the Closing Date (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Financial Statements or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within two hundred forty (240) days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Section 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Balance Sheet, which list sets forth the aging of such Accounts Receivable.

     3.9 INVENTORY. All inventory of the Company, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or on the accounting records of the Company as of the Closing Date, as the case may be. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

     3.10 NO UNDISCLOSED LIABILITIES. Except as set forth in Section 3.10 of the Disclosure Letter, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise), except for liabilities or obligations reflected or reserved against in the Balance Sheet and liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

     3.11 TAXES.

          (a) The Company has filed or caused to be filed (on a timely basis since its inception) all Tax Returns that are or were required to be filed by or with respect to the Company, pursuant to applicable Legal Requirements. Sellers have delivered to Buyer copies of, and Section 3.11(a) of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed for the tax years since December 31, 2000. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed in Section 3.11(a) of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Financial Statements. No notice has been received by the Company and, to the Knowledge of Sellers or the Company, no claim has ever been made by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it may be subject to Taxes in that jurisdiction. Except as described in Section 3.11(a) of the Disclosure Letter, the Company is not a partner in any partnership and is not a party to any joint ventures. Except as set forth in Section 3.11(a) of the Disclosure Letter, the Company has not requested or received any legal or accounting opinions relating to the Company's position on any Tax Return. Except as set forth in Section 3.11(a) of the Disclosure Letter, the Company has not requested or received a revenue ruling, private letter ruling, or similar or related correspondence from the IRS.

          (b) The United States federal, state, local, and foreign income Tax Returns of the Company subject to such Taxes have been audited by the IRS or relevant state, local or foreign Tax authorities or are closed by the applicable statute of limitations for all taxable years through the Company's tax year ended December 31, 1999. Section 3.11(b) of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns of the Company since the Company's tax year ended December 31, 2000, including a reasonably detailed description of the nature and outcome of each audit and a schedule of all pending audits and contests of liability for Taxes. All deficiencies proposed, assessed or determined as a result of such audits have been paid, reserved against, settled, or, as described in Section 3.11(b) of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Section 3.11(b) of the Disclosure Letter describes all adjustments to the United States federal, state, local and foreign Tax Returns filed by the Company for all taxable years since the Company's tax year ended December 31, 2000, and the resulting deficiencies proposed by the IRS and relevant state, local and foreign Tax authorities. Except as described in Section 3.11(b) of the Disclosure Letter, neither Sellers nor the Company have given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

          (c) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. The Company has received no written notice, and has no Knowledge, of a proposed tax assessment against the Company except as disclosed in the Financial Statements or in Section 3.11(c) of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company.

          (d) All Taxes that the Company is or was required by Legal Requirements to withhold or collect has been duly withheld or collected and, to the extent required, has been paid to the proper Governmental Body or other Person, including, but not limited to, amounts paid to any employee or any foreign person or entity, and any back-up withholding required under IRC Section 3406.

          (e) All Tax Returns filed by the Company are true, correct, and complete in all material respects. Except as provided in Section 3.11(e) of the Disclosure Letter, there is no tax sharing agreement, including any agreement for indemnification, that will require any payment by the Company after the date of this Agreement, excluding agreements the primary purpose of which is not the allocation of Tax liabilities and in which such provisions regarding Taxes are typical of such agreements and the amount of Tax is not material in the aggregate. For federal income tax purposes, the Company has been a validly electing S corporation within the meaning of IRC Sections 1361 and 1362 at all times since April 1, 1982, and the Company will be an S corporation up to and including the Closing. The Company has conducted business pursuant to the rules and regulations promulgated by the IRS with respect to S corporations, including, but not limited to, maintaining a single class of stock (except for different voting rights), issuing debt that would not be deemed a second class of stock, issuing options, warrants or convertible notes that would not be deemed a second class of stock, allocating income and distributions based on a pro rata ownership basis, and maintaining only eligible shareholders. Neither the Company nor any Seller is a party to any Contract relating to the transfer, assignment or recontribution of any distributions made by the Company to any Seller or the Former Shareholder.

          (f) Section 3.11(f) of the Disclosure Letter lists those states in which the Company has made valid state tax elections to be treated as an S corporation or comparable pass-through entity and lists those states in which the Company is not treated as a pass-through entity for state tax purposes.

          (g) The Company will have no liability for Taxes under IRC Section 1374 in connection with the deemed sale of the Company's assets caused by the
Section 338(h)(10) Election. The Company has not in the past 10 years (i) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

          (h) The Company is not party to any agreement, contract or arrangement that has resulted or would result in the payment of any "excess parachute payment" within the meaning of IRC Section 280G.

          (i) The Company has not participated, directly or indirectly, in any transaction that would constitute a reportable transaction or listed transaction both as defined in Treas. Reg.

1.6011-4, or in any transaction that is a tax shelter within the meaning of IRC
Section 6662(d)(2)(C)(ii).

     3.12 NO MATERIAL ADVERSE CHANGE. Except as set forth in Section 3.12 of the Disclosure Letter, since the date of the Balance Sheet, there has not been any change in the business, operations, properties, prospects, assets, or financial condition of the Company that would reasonably be expected to have a Material Adverse Effect on the Company, and to the Knowledge of the Seller or the Company, no event has occurred or circumstance exists that would reasonably be expected to result in a Material Adverse Effect on the Company.

     3.13 EMPLOYEE BENEFITS.

          (a) Section 3.13(a) of the Disclosure Letter sets forth a true and complete list of each Company Plan that is maintained or contributed to as of the date of this Agreement, or that has within the last six years been maintained or contributed to by the Company or any ERISA Affiliate or under which the Company or any ERISA Affiliate has any liability.

          (b) The Company has heretofore delivered to Buyer true, correct and complete copies of each Company Plan and all related documents, including but not limited to (i) the actuarial report for such Company Plan (if applicable) for the last three years, (ii) the most recent determination letter from the IRS (if applicable) for such Company Plan, (iii) the current summary plan description and any summaries of material modification, (iv) all annual reports (Form 5500 series) for each Company Plan filed for the preceding three plan years, (v) all agreements with, and reports submitted by, fiduciaries and service providers relating to each Company Plan, (vi) any related trust documents, (vii) all current summaries and descriptions furnished to participants regarding any Company Plan for which a summary plan description is not required, (viii) all personnel manuals and policies and procedures, (ix) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Company and any ERISA Affiliate and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities, (x) a written description of any Company Plan that is not in writing,
(xi) all insurance policies purchased by or to provide benefits under any Company Plan, (xii) a sample form of notification provided to employees of their rights under ERISA Section 601 et seq. and IRC Section 4980B, (xiii) all notices, correspondence or other communications relating to any Company Plan that were submitted to or received from the IRS, the Pension Benefit Guaranty Corporation, the U.S. Department of Labor, the Securities and Exchange Commission, or any other governmental agency within the three years preceding the date of this Agreement.

          (c) Section 3.13(c) of the Disclosure Letter sets forth (i) the calculation of the liability of the Company for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether the Company is required by Financial Accounting Statement 106 to disclose such information, and
(ii) the financial cost of all obligations owed under any Company Plan.

          (d) Except as set forth at Section 3.13(d) of the Disclosure Letter:
(i) the Company has performed all of its respective obligations under each Company Plan; (ii) the

Company, with respect to each Company Plan, is, and each Company Plan is, in compliance with ERISA, the IRC, and other applicable Legal Requirements, and with any applicable collective bargaining agreement and (A) no non-exempt transaction prohibited by ERISA Section 406 and no "prohibited transaction" under IRC Section 4975(c) has occurred with respect to any Company Plan, (B) neither Sellers nor the Company has any liability to the DOL or IRS with respect to any Company Plan, (C) neither Sellers nor the Company has any liability to the Pension Benefit Guaranty Corporation with respect to any Company Plan or has any liability under ERISA Section 502 or Section 4071, (D) all filings required by ERISA and the IRC as to each Company Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided, (E) no amount, or any asset of any Company Plan, is subject to tax as unrelated business taxable income; and (iii) each Company Plan can be terminated within thirty (30) days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Company Plan, except as otherwise required by the terms of a Company Plan that is a tax-qualified retirement plan under IRC Section 401(a);

          (e) Except as set forth at Section 3.13(e) of the Disclosure Letter:
(i) other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan is pending or, to the Knowledge of Sellers, is Threatened; (ii) each Qualified Plan of the Company is qualified in form and operation under IRC Section 401(a), each trust for each such Company Plan is exempt from federal income tax under IRC Section 501(a), and no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Company Plan or trust; (iii) no Company Plan is, or has ever been, subject to Title IV of ERISA, and neither the Company nor any ERISA Affiliate of the Company has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan (as defined in ERISA Section 3(37)); (iv) neither the Company nor any ERISA Affiliate of the Company has ceased operations at any facility or withdrawn from any Title IV Plan in a manner that would subject it or the Sellers to liability under ERISA Section 4062(e), Section 4063, or
Section 4064; (v) no amendment has been made, or is reasonably expected to be made, to any Company Plan that has required or could require the provision of security under ERISA Section 307 or IRC Section 401(a)(29); (vi) except to the extent required under ERISA Section 601 et seq. and IRC Section 4980B, the Company does not provide health or welfare benefits for any retired or former employee nor is it obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service;
(vii) the Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees; and
(viii) Sellers and the Company and any ERISA Affiliate have complied with the provisions of ERISA Section 601 et seq. and IRC Section 4980B.

          (f) Except as set forth at Section 3.13(f) of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions (either alone or in conjunction with any other event) will (i) restrict or prohibit the Company from amending any Company Plan, (ii) result in any material payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the IRC), forgiveness of indebtedness or otherwise) becoming due to any director, officer or employee of the Company under any Company Plan or otherwise or require the Company to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person,
(iii) materially increase any benefits
otherwise payable under any Company Plan or (iv) result in any acceleration of the time of payment or vesting of any benefits under any Company Plan or otherwise.

     3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

          (a) Except as set forth in Section 3.14(a) of the Disclosure Letter:

               (i) the Company is, and at all times since April 1, 2001 has been, in compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

               (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any material Legal Requirement, or (B) may give rise to any material obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

               (iii) the Company has not received, at any time since April 1, 2001, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature and the Company is not subject to any material liability or obligation with respect to any remedial action resulting from an event or notice which the Company received prior to April 1, 2001.

          (b) Section 3.14(b) of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Section 3.14(b) of the Disclosure Letter is valid and in full force and effect. Except as set forth in Section 3.14(b) of the Disclosure Letter:

               (i) the Company is, and at all times since April 1, 2001 has been, in compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Section 3.14(b) of the Disclosure Letter;

               (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Section 3.14(b) of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Section 3.14(b) of the Disclosure Letter;

               (iii) the Company has not received, at any time since April 1, 2001, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

               (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Section 3.14(b) of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

     The Governmental Authorizations listed in Section 3.14(b) of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

     3.15 LEGAL PROCEEDINGS; ORDERS.

          (a) Except as set forth in Section 3.15(a) of the Disclosure Letter, there is no pending Proceeding:

               (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     To the Knowledge of Sellers and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Section 3.15(a) of the Disclosure Letter. The Proceedings listed in Section 3.15(a) of the Disclosure Letter (excluding Items 1 and 2 listed in Section 3.15(a)) will not have a Material Adverse Effect on the business, operations, assets, condition, or prospects of the Company.

          (b) Except as set forth in Section 3.15(b) of the Disclosure Letter:

               (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;

               (ii) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

               (iii) no officer, director or employee of the Company or, to the Knowledge of Sellers and the Company, any consultant, contractor or agent of the Company is subject to any Order that prohibits such officer, director, employee, consultant, contractor or agent from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

          (c) Except as set forth in Section 3.15(c) of the Disclosure Letter:

               (i) the Company is, and at all times since April 1, 2001 has been, in material compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

               (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

               (iii) the Company has not received, at any time since April 1, 2001, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

     3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in Section
3.16 of the Disclosure Letter, since the date of the Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

          (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; grant of any phantom or similar rights which give any Person any interest in any portion of the revenue or earnings of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          (b) amendment to the Organizational Documents of the Company;

          (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any stockholder, director, officer, or employee;

          (d) retirement, resignation, or other termination of the employment of any Key Employee nor any notice or notification regarding any intended retirement, resignation, or other termination of the employment of any Key Employee;

          (e) except as required by applicable Legal Requirements or to maintain qualification pursuant to the IRC, any adoption, amendment, renewal or termination of any Plan or any agreement, arrangement, plan or policy between the Company and one or more of its current or former stockholders, directors, officers or employees, or any non-deductible contribution to any Plan;

          (f) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

          (g) except for those Contracts that supersede prior Contracts, without materially changing the terms thereof or materially increasing the dollar amount of any commitment by or to the Company thereunder, entry into, termination of, or receipt of formal or informal notice or advice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $100,000;

          (h) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any material asset or property of the Company or mortgage, pledge, or imposition of any lien or other Encumbrance other than Permitted Encumbrances on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

          (i) capital expenditure or any agreement to incur any liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $100,000;

          (j) loan, advance or capital contribution to, or investments in, any other Person or acquisition or agreement to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any other Person;

          (k) cancellation or waiver of any claims or rights with a value to the Company in excess of $100,000;

          (l) material change in the accounting methods used by the Company; or

          (m) agreement, whether oral or written and whether formal or informal, by the Company to do any of the foregoing.

     3.17 CONTRACTS; NO DEFAULTS.

          (a) Other than with respect to prior Contracts that have been superseded by current Contracts, Section 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Sellers have delivered or made available to Buyer true and complete copies, of:

               (i) each Government Contract and Government Subcontract that is
(a) currently active in performance or (b) has been active in the past and performance has been completed but has not been closed prior to the date of this Agreement;

               (ii) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $100,000;

               (iii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $100,000;

               (iv) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts by the Company in excess of $50,000;

               (v) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with terms of less than one year);

               (vi) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets excluding any license implied by the sale of a product, perpetual, paid-up licenses for commonly available software programs each with a license fee of less than $10,000 in which Company is licensee, and any licenses granted by a Governmental Body to the Company under a Government Contract listed in Section 3.17(a)(i) of the Disclosure Schedule to use technical data and software furnished to the Company for the limited purpose of performing services for such Governmental Body under and during the term of any such Government Contract;

               (vii) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

               (viii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

               (ix) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

               (x) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

               (xi) each power of attorney or any other agreement entered into by the Company that grants authority to any Person to act on behalf of the Company that is currently effective and outstanding;

               (xii) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

               (xiii) each Applicable Contract for capital expenditures in excess of $50,000; and

               (xiv) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company.

               In addition, Section 3.17(a) of the Disclosure Letter contains a complete and accurate list of all outstanding Government Bids.

          (b) Except as set forth in Section 3.17(b) of the Disclosure Letter:

               (i) None of Sellers (and no Related Person of any Seller) has or intends to acquire any rights under or has or intends to become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company;

               (ii) No Person is currently engaged by the Company as a consultant or to provide any consulting services; and

               (iii) No Seller and no other officer, director or employee of the Company or, to the Knowledge of the Company and the Sellers, any consultant, contractor or agent, of the Company, is bound by any Contract that purports to limit the ability of such Seller, officer, director, employee, consultant, contractor or agent to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery relating to the business of the Company.

          (c) Except as set forth in Section 3.17(c) of the Disclosure Letter, each Contract identified or required to be identified in Section 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

          (d) Except as set forth in Section 3.17(d) of the Disclosure Letter:

               (i) the Company is, and at all times since the date of the respective Contract (A) has been, in compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound, (B) has complied in all respects with all Legal Requirements pertaining to each Contract, and (C) any representations and certifications executed, acknowledged or set forth in or pertaining to each Contract were complete and correct in all material respects as of their effective date;

               (ii) to the Knowledge of Sellers and the Company, each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since the inception of such contract has been, in compliance with all applicable terms and requirements of such Contract;

               (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

               (iv) since the date of the respective Contract (including any Contracts which have been superseded by the present Contracts), the Company has not given to or received from any other Person, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

          (e) Except as set forth in Section 3.17(e) of the Disclosure Letter, there are no current renegotiations of, or to the Knowledge of Sellers and the Company, outstanding rights to renegotiate or, to the Knowledge of Sellers and the Company, attempts to renegotiate, any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

          (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement. The Company has not knowingly submitted or negotiated a bid or proposal that the Company reasonably believed would result in the award of a Contract that would cause the Company to perform said Contract at a loss or without receipt of a fee.

          (g) Except as set forth in Section 3.17(g) of the Disclosure Letter:

               (i) (A) the Company has complied and is in compliance with all terms and conditions of each Government Contract or Government Subcontract, (B) the Company has complied in all respects with all requirements for all Legal Requirements or agreements pertaining to each Government Contract or Government Subcontract and (C) all representations certifications and statements executed, acknowledged or set forth in or pertaining to each Government Contract or Government Subcontract including but not limited to any statements made in connection with the Procurement Integrity Law, 41 U.S.C. Section 423, the Lobbying Disclosure Act of 1995, 2 U.S.C. Section 1601-1612, the Byrd Amendment, 31 U.S.C. Section 1352, and their associated implementing regulations were complete and correct in all respects as of their effective date and the Company has complied in all respects with all such representations, certifications and statements;

               (ii) (A) neither the U.S. Government nor any prime contractor, subcontractor or other Person has notified the Company, either in writing or orally, that the Company has breached or violated any Legal Requirement, certification, representation, clause, provision or other requirement of or pertaining to any Government Contract or Government Subcontract, (B) no termination for convenience, termination for default, cure notice or show cause notice pertaining to any Government Contract or Government Subcontract (1) has been in effect during the five (5) year period prior to the date of this Agreement, (2) is currently in effect, or (3) is, to the Knowledge of Sellers and the Company, Threatened, (C) no material cost incurred by the Company pertaining to any Government Contract or Government Subcontract (1) has been questioned or challenged by representatives of the Administrative Contracting Officer or the Government Audit Agency, (2) has been disallowed by the U.S. Government, or (3) has been or now is, the subject of any investigation, and (D) no amount of money due to the Company, pertaining to any Government Contract or Government Subcontract has been withheld or set off nor has any claim been made to withhold or set off money, and the Company is entitled to all progress payments either billed or received with respect thereto;

               (iii) (A) neither the Company nor any of its directors, officers or employees nor, to the Knowledge of the Company and the Sellers, any consultant, contractor or agent of the Company, is or during the past five (5) years has been under administrative, civil or criminal investigation or subject to any indictment, subpoena, document request with respect to any administrative, civil or criminal investigation or similar proceeding by any Governmental Body with respect to any alleged or potential violation of any contract requirement or Legal Requirement pertaining to any Government Contract or Government Subcontract or any alleged noncompliance, misstatement or omission arising under or relating to any Government Contract or Government Subcontract, and (B) during the past five (5) years, the Company has not conducted or initiated any internal investigation or made any written, or to the Knowledge of Sellers and the Company, oral disclosure to any Governmental Body with respect to any alleged or possible (1) violation of any contract requirement or provision or any certification or representation, (2) violation of any Legal Requirement or (3) noncompliance, misstatement or omission, in each case, arising under or relating to a Government Contract or Government Subcontract;

               (iv) there exist (A) no outstanding claims against the Company, either by any Governmental Body or by any prime contractor, subcontractor, vendor arising under or relating to any Government Contract or Government Subcontract and (B) no material disputes between the Company and any Governmental Body under any Government Contract or Government Subcontract, the Contract Disputes Act or any other federal statute or regulation or between the Company and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Subcontract;

               (v) the Company has no interest in any pending or potential claim against any Governmental Body or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Subcontract, and Section 3.17(g) of the Disclosure Letter lists each Government Contract, Government Subcontract or Government Bid which is currently under audit by any Governmental Body or any other person that is a party to such Government Contract, Government Subcontract or Government Bid;

               (vi) neither the Company nor any of its directors, officers or employees nor, to the Knowledge of the Company and the Sellers, any consultant, contractor or agent of the Company, has been Threatened with or debarred, suspended or excluded from participation in the award of Contracts with the DOD or any other Governmental Body or (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements) for any reason listed on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs and no debarment, suspension or exclusion proceeding has been initiated against the Company or any of its directors, officers or employees or, to the Knowledge of the Company and the Sellers, any consultant, contractor or agent of the Company. There exist no facts or circumstances that would warrant suspension or debarment or the finding of non-responsibility or ineligibility on the part of the Company, no payment has been made by the Company or by any Person on behalf of the Company in connection with any Governmental Contract or Governmental Subcontract in violation of such Government Contract or Government Subcontract or applicable procurement Legal Requirements or in violation of, or requiring disclosure pursuant to, the Foreign Corrupt Practices Act, and the Company's cost accounting and procurement systems and the associated entries reflected in the Company's financial records with respect to the Government Contracts and Government Subcontracts are in compliance in all material respects with all Legal Requirements;

               (vii) neither the Company nor any of its directors, officers or employees of the Company nor, to the Knowledge of the Company and the Sellers, any consultant, contractor or agent of the Company, have committed (or taken any action to promote or conceal) any violation of any Legal Requirement relating to procurement or in violation of the Foreign Corrupt Practices Act, 15 U.S.C. Sections 78dd-1, 2, the Arms Export Control Act, the International Traffic in Arms Regulations, as amended, the Atomic Energy Act of 1954, as amended, Executive Order 12958 (April 17, 1995), Executive Order 12829 (January 6, 1993), Executive Order 13292 (March 25, 2003), and directives and policies issued pursuant thereto, including, but not limited to, the National Industrial Security Program Operating Manual; and

               (viii) the Company was eligible as a small business under 13 C.F.R. 121 at the time it was awarded all of the Government Contracts to which it is a party on the basis of such eligibility (such Government Contracts are set forth in Section 3.17(a) of the Disclosure Letter).

          (h) The Company is not a party to any Contract with CAS Cares. There is no Legal Requirement for the Company to contribute to CAS Cares or otherwise to support its activities or operations in any manner.

     3.18 INSURANCE.

          (a) Sellers have delivered to Buyer:

               (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director or officer of the Company, is or has been covered at any time within the three (3) years preceding the date of this Agreement;

               (ii) true and complete copies of all pending applications for policies of insurance; and

               (iii) any statement by the auditor of the Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

          (b) Section 3.18(b) of the Disclosure Letter describes:

               (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder; and

               (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company.

          (c) Section 3.18(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the three (3) preceding policy years:

               (i) a summary of the loss experience under each policy;

               (ii) a statement describing each claim under an insurance policy for an amount in excess of $10,000, which sets forth:

               (A) the name of the claimant (except as prohibited by any applicable Legal Requirement);

               (B) a description of the policy by insurer, type of insurance, and period of coverage; and

               (C) the amount and a brief description of the claim.

               (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

          (d) Except as set forth in Section 3.18(d) of the Disclosure Letter:

               (i) All policies to which the Company is a party or which the Company pays the premium to provide coverage to Sellers, the Company, or any director or officer of the Company:

               (A) are valid, outstanding, and enforceable;

               (B) are issued by an insurer that is financially sound and reputable;

               (C) to the Knowledge of Sellers and the Company, taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by the Company;

               (D) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which it is bound;

               (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

               (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

               (ii) In the past five (5) years, neither Sellers nor the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

               (iii) The Company has paid all premiums due, and has otherwise performed all of its respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

               (iv) To the Knowledge of Sellers and the Company, the Company has given notice to the insurer of all claims that may be insured thereby.

               (v) The Company has satisfied all obligations to third parties with respect to the maintenance of insurance under Applicable Contracts (including such obligations under leases and service agreements).

     3.19 ENVIRONMENTAL MATTERS. Except as set forth in Section 3.19 of the Disclosure Letter and with respect to information disclosed in the Environmental Phase I Study:

          (a) To the Knowledge of Sellers and the Company, the Company is, and at all times has been, in compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither any Seller nor the Company has any reasonable basis to expect, nor has any of them received, any actual or Threatened Order, notice, or other written communication that relates to: (i) Hazardous Activity; (ii) Hazardous Materials; (iii) any alleged, actual or potential violation or failure to comply with any Environmental Law; or (iv) any alleged, actual, potential or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Company, or any other Person for whose conduct they are responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received. To the Knowledge of Sellers and the Company, no other person for whose conduct the Company is or may be held responsible has received any such actual or Threatened Order, notice, citation, inquiry, warning or other communication;

          (b) To the Knowledge of Sellers and the Company, there are no Encumbrances other than Permitted Encumbrances, pending claims or, to the Knowledge of Sellers or the Company Threatened claims, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest or presence;

          (c) Neither Sellers nor the Company has any reasonable basis to expect, nor has any of them received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers or the Company, have been transported, treated, stored, handled, transferred, disposed, recycled, or received;

          (d) Neither Sellers, nor the Company has any Environmental, Health, and Safety Liabilities with respect to the Facilities or to the Knowledge of Sellers and the Company with respect to any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets;

          (e) There are no Hazardous Materials present on or in the Environment at the Facilities or, to the Knowledge of Sellers and the Company at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon, except such Hazardous Material which are used and stored: (1) in the Ordinary Course of Business and (2) in compliance with Environmental Laws, or 3) present in normal background levels. Neither Sellers, nor the Company, nor any other Person for whose conduct they are or may be held responsible, nor, to the Knowledge of Sellers, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest except in compliance with all applicable Environmental Laws;

          (f) There has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or, to the Knowledge of Seller and the Company from or by any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest, or any geologically or hydrologically adjoining property, whether by Sellers, the Company, or any other Person except in compliance with Environmental Laws; and

          (g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed by Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

     3.20 EMPLOYEES.

          (a) Section 3.20 of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the Company as of March 21, 2006, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable and any change in compensation since March 22, 2004; vacation accrued; and service credited for purposes of vesting and eligibility to participate under each

Company Plan. Section 3.20 of the Disclosure Letter separately identifies each Key Employee of the Company.

          (b) No director or employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("PROPRIETARY RIGHTS AGREEMENT") that in any way adversely affects or will affect (i) the performance of his or her duties as an employee or director of the Company as currently performed or as currently contemplated by the Company to be performed, or (ii) the ability of the Company to conduct its business as currently conducted or as currently contemplated by the Company to be conducted, including any Proprietary Rights Agreement with Sellers or the Company by any such employee or director. Except as set forth in
Section 3.20(b) of the Disclosure Letter, to the Knowledge of Sellers and the Company, no director, officer, or other key employee of the Company intends to terminate his or her employment with the Company.

          (c) The Company and each officer and employee of the Company have the security clearances required for the Company to conduct its business as currently conducted or as presently contemplated to be conducted, and no fact or circumstance has arisen that might adversely affect the security clearances of the Company or, to the Knowledge of the Company, any officer or employee of the Company, since the date of the Company's last Defense Security Service audit.

          (d) Except as set forth in Section 3.20(d) of the Disclosure Letter, all employees of the Company are employed by the Company on an "at will" basis and may be terminated at any time without notice or payment of consideration or penalty by the Company.

     3.21 LABOR RELATIONS; COMPLIANCE. The Company has not been a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and to the Knowledge of Sellers and the Company there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To the Knowledge of Sellers and the Company, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. Except as set forth in Section 3.21 of the Disclosure Letter, the Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     3.22 INTELLECTUAL PROPERTY.

          (a) Intellectual Property Assets. The term "INTELLECTUAL PROPERTY ASSETS" means:

               (i) the name CAS, Inc., all fictitious business names, trade names, registered and unregistered trademarks, service marks, and applications to register any such unregistered trademarks or service marks (collectively, "MARKS");

               (ii) all patents and patent applications (collectively, "PATENTS");

               (iii) all copyrights in both published works and unpublished works (collectively, "COPYRIGHTS");

               (iv) all rights in mask works (collectively, "RIGHTS IN MASK WORKS");

               (v) all web sites, web pages, uniform resource locators registered to the Company or currently used by the Company (collectively, "WEB SITES");

               (vi) all software, including associated computer programming code (including, unless otherwise specified, both object code and Source Code versions thereof), documentation (including, unless otherwise specified, user manuals and other written materials that relate to particular code or databases), materials useful for design, and other written materials or tangible items (collectively, "SOFTWARE"); and

               (vii) all proprietary and confidential information, know-how, customer lists, technical and design information, data, processes, formulae, methods, schematics, process technology, plans, drawings, blue prints, inventions and discoveries (collectively, "TRADE SECRETS");

     in each of the foregoing cases owned or licensed by the Company as licensee or licensor or used by the Company in the operation of the Company's business as it is currently conducted or as it is currently planned to be conducted.

          (b) Agreements. Section 3.22(b) of the Disclosure Letter contains a complete and accurate list, including any recurring or future royalties or recurring or future license fees paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for: (i) any license implied by the sale of a product, (ii) perpetual, paid-up licenses for commonly available Software programs each with a license fee of less than $10,000 under which the Company is the licensee; and (iii) any licenses granted by a Government Body to the Company pursuant to a Government Contract set forth in Section 3.17(a)(i) of the Disclosure Letter to use technical data and Software furnished to the Company for the limited purpose of performing services for such Governmental Body under and during the term of any such Government Contract. There are no outstanding or, to the Knowledge of Sellers and the Company, Threatened disputes, disagreements or Proceedings with respect to any such Contract. The Company has fully complied with all material requirements in all license agreements or other Contracts relating to any Intellectual Property Asset. The Company has obtained the appropriate number of licenses for all computers and workstations of the Company on which any third party Software is loaded or used for the appropriate number of users and facilities.

          (c) Intellectual Property Necessary for the Business:

               (i) The Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted. The Intellectual Property Assets owned by the Company are free and clear of all liens, security interests, charges, Encumbrances other than Permitted Encumbrances, equities, and other adverse claims, and the Company has the right to use such owned Intellectual Property Assets without payment to a third party. To the Knowledge of the Company and the Sellers, the Intellectual Property Assets licensed by the Company are free and clear of all liens other than the rights of the licensor of such licensed Intellectual Property Assets and rights of third parties as they relate to such licensor. Except as set forth in Section 3.22(c) of the Disclosure Schedule, each of the Intellectual Property Assets owned, used (excluding Third Party IP for which the license has been disclosed in accordance with Section 3.22(b) or for which the Company is not obligated to make such disclosure under the exceptions noted in Section 3.22(b)) or licensed by the Company as licensor, were either: (i) conceived, created and developed by current or former employees of the Company; (ii) created by independent contractors who assigned their rights to the Company; or (iii) otherwise assigned to the Company. The execution and delivery of this Agreement will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any material license, sublicense or other agreement relating to any Intellectual Property Assets. No third party has asserted (whether in writing or orally) against the Company or the Sellers any claim that the use of any of the Intellectual Property Assets by the Company infringes the rights of such third party, or any claim for compensation for use by the Company of any of the Intellectual Property Assets (excluding third party license fees, maintenance and support fees for Third Party IP and registration and renewal fees for other Intellectual Property Assets that have been disclosed in Section 3.22(b) of the Disclosure Letter).

               (ii) Section 3.22(c) of the Disclosure Letter contains a complete and accurate list of all former and current employees of the Company who have executed written Contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. The form or forms of such Contracts are included in
Section 3.22(c) of the Disclosure Letter. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee is or has been engaged or requires the employee to transfer, assign, or disclose information concerning his work for or on behalf of the Company to anyone other than the Company.

          (d) Patents

               (i) Section 3.22(d) of the Disclosure Letter contains a complete and accurate list of all Patents owned or expressly licensed to the Company and all material Patents used by the Company (excluding Patents the use of which is implied by the purchase of commercially available products.). The Company is the owner of all right, title, and interest in and to, or otherwise has all rights necessary for the operation of the Company's business as it is currently conducted and as it is currently planned to be conducted with respect to, all Patents identified as owned by the Company.

               (ii) All of the issued Patents owned by the Company, and, to the Knowledge of the Company and the Sellers, all of the issued Patents licensed to or otherwise used by the Company, are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or office actions falling due within ninety days after the Closing Date.

               (iii) No Patent owned by the Company, and, to the Knowledge of the Company and the Sellers, no Patents licensed to or otherwise used by the Company, has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. There is no potentially interfering patent or patent application of any third party.

               (iv) No Patent owned by the Company, and, to the Knowledge of the Company and the Sellers, no Patents licensed to or otherwise used by the Company, is infringed or has been challenged or, to the Knowledge of Sellers and the Company, Threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

               (v) All products made or sold under the Patents by the Company have been marked with a proper patent notice.

          (e) Trademarks.

               (i) Section 3.22(e) of the Disclosure Letter contains a complete and accurate list of all Marks, including the jurisdictions in which any registration has been made by the Company. The Company is the owner of all right, title, and interest in and to, or otherwise has all rights necessary for the operation of the Company's business as it is currently conducted and as it is currently planned to be conducted with respect to, each of the Marks in the geographic locations in which the Company currently conducts or currently plans to conduct its business.

               (ii) All Marks that have been registered with the United States Patent and Trademark Office by the Company are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or office actions falling due within ninety days after the Closing Date.

               (iii) No Mark owned by the Company, and to the Company's and Seller's Knowledge, no Mark licensed to or used by the Company, has been or is now involved in any opposition, invalidation, or cancellation and no such action is, to the Knowledge of Sellers and the Company, Threatened with the respect to any of the Marks.

               (iv) No Mark owned by the Company, and to the Company's and Seller's Knowledge, no Mark licensed to or used by the Company, has been challenged or infringed or, to the Knowledge of Sellers and the Company, Threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe as used by the Company any trade name, trademark, or service mark of any third party.

               (v) All products and materials published by the Company containing a federally registered Mark bear proper trademark or service mark notice where permitted by law.

          (f) Copyrights.

               (i) Section 3.22(f) of the Disclosure Letter contains a complete and accurate list and summary description of all material Copyrights and Rights in Mask Works. Except as expressly provided in Section 3.22(f) of the Disclosure Schedule, the Company is the owner of all right, title, and interest in and to each of the Copyrights and Mask Works, free and clear of all liens, security interests, charges, Encumbrances other than Permitted Encumbrances, equities, and other adverse claims.

               (ii) All the Copyrights and Mask Works that have been registered by the Company are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or office actions falling due within ninety days after the date of Closing.

               (iii) No Copyright or Mask Work owned by the Company has been challenged or, to the Knowledge of the Sellers and the Company infringed or Threatened in any way. None of the subject matter of any of the Copyrights or Mask Works owned by the Company, and to the Knowledge of the Company and the Sellers, none of the subject matter of any Copyright or Mask Work licensed to or used by the Company, infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

          (g) Software.

               (i) Section 3.22(g) of the Disclosure Letter contains a complete and accurate list and summary description of all Software, excluding Software for which the Company's license to use is granted by a Government Body to the Company pursuant to a Government Contract set forth in Section 3.17(a)(i) of the Disclosure Letter to use technical data and Software furnished to the Company for the limited purpose of performing services for such Governmental Body under and during the term of any such Government Contract. The Company is the owner of all right, title, and interest in and to all Software identified in Section 3.22(g) of the Disclosure Letter as "licensed by the Company", free and clear of all liens, security interests, charges, Encumbrances other than Permitted Encumbrances, equities, and other adverse claims. The Company has in force valid licenses of appropriate scope and duration for all Software identified in
Section 3.22(g) of the Disclosure Letter as "licensed to the Company".

               (ii) To the Company's Knowledge, the eligibility of the Software for protection under applicable copyright law has not been forfeited to the public domain.

          (h) Trade Secrets.

               (i) Section 3.22(h) of the Disclosure Letter contains a complete and accurate list of all material Trade Secrets. The Company is the owner of all right, title, and interest in and to such Trade Secrets, or otherwise has all rights necessary to for the operation of the Company's business as it is currently conducted and as it is currently planned to be conducted, free and clear of all liens, security interests, charges, Encumbrances other than Permitted Encumbrances, equities, and other adverse claims. With respect to each material Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use by an individual reasonably skilled in the subject matter to which it relates without reliance on the knowledge or memory of any individual.

               (ii) The Company has taken all commercially reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

               (iii) The Company has an absolute (but not necessarily exclusive) right to use the Trade Secrets. To the Knowledge of the Company and the Sellers, the Trade Secrets are not part of the public knowledge or literature. The Trade Secrets have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret owned by the Company is subject to any adverse claim or, to the Knowledge of the Company and the Sellers, has been challenged or Threatened in any way. To the Knowledge of the Company and the Sellers, no Trade Secret owned by a third party and used by or licensed to the Company is subject to any adverse claim or has been challenged or Threatened in any way.

          (i) Web Sites. Section 3.22(i) of the Disclosure Letter contains a complete and accurate list and summary description of all of the Web Sites registered to the Company. The Company is the owner or registrant of all Web Sites, as applicable, free and clear of all liens, security interests, claims, Encumbrances other than Permitted Encumbrances or other adverse claims, and no challenge or Proceeding has been commenced or, to the Knowledge of Sellers and the Company, Threatened with respect to any of the Web Sites. The Company has complied in all respects with the terms and conditions of its legal notices on its Web Sites, including without limitation its privacy policies, if any. The Company complies with its privacy policies both "on-line" and "off-line."

          (j) Government Contracts. Section 3.22(j) of the Disclosure Letter sets forth, with respect to any Government Contract and Government Subcontract which relates to Intellectual Property Assets and which provides for rights in technical data or computer software other than the standard rights required in applicable acquisition regulations, (i) the nature and scope of rights, including the rights of any third parties, provided for thereunder, and (ii) a description of the Intellectual Property Assets to which such rights pertain.

     3.23 BANKING ARRANGEMENTS. Section 3.23 of the Disclosure Letter contains a complete and accurate list of (a) each bank, savings and loan or similar financial institution in which the Company has an account or safe deposit box or other custodial arrangement and the numbers of such accounts or safe deposit boxes maintained by the Company; and (b) the names of all Persons authorized to draw on each such account or to have access to any such safe deposit box facility.

     3.24 CERTAIN PAYMENTS. Neither the Company nor any director, officer or employee of the Company or, to the Knowledge of the Company and the Sellers, any agent of the Company or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset for the purpose of taking the actions listed in item (a) above that has not been recorded in the books and records of the Company.

     3.25 RELATIONSHIPS WITH RELATED PERSONS. Except as set forth in Section
3.25 of the Disclosure Letter, no Seller or any Related Person of any Seller or of the Company has, or since the first day of the next to last completed fiscal year of the Company has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business. No Seller nor any Related Person of any Seller has or may acquire any rights under, or has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company. Except as set forth in Section 3.25 of the Disclosure Letter, no Seller or any Related Person of Sellers or of Company is, or since the first day of the next to last completed fiscal year of the Company has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "COMPETING BUSINESS") in any market presently served by the Company. Except as set forth in Section 3.25 of the Disclosure Letter, no Seller or any Related Person of any Seller or of the Company is a party to any Contract with, or has any claim or right against, the Company.

     3.26 BROKERS OR FINDERS. Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement other than professional fees payable to BB&T Capital Markets / Windsor Group, Sellers' sole broker with respect to this Agreement and the Contemplated Transactions ("SELLERS' BROKER"). Sellers are solely responsible for the payment of any and all amounts due to Sellers' Broker, and any and all outstanding amounts due to Sellers' Broker shall be paid by Sellers at or immediately prior to the Closing.

     3.27 BUSINESS RELATIONSHIPS. Section 3.27 of the Disclosure Letter contains a complete and accurate list of each customer of the Company that accounted for more than five percent (5%) of the total revenues of the Company in each of the last three (3) fiscal years of the Company and in the last fiscal period included in the Financial Statements, and sets forth the total revenues derived from each such customer during each of such fiscal periods. Since the date of the Balance Sheet, the Company has not suffered any loss of employees or, suffered loss of good will or an adverse change in the relationship with any suppliers, customers, creditors, agents or others having business relationships with the Company that materially and adversely affects the business operations or prospects of the Company. Except as set forth in Section 3.27 of the Disclosure Letter, the Company has not been involved in any material controversy with any of its customers or suppliers. The Company has not been advised by any of its customers or suppliers that such customer or supplier was or is intending to terminate its relationship with the Company or would not continue to purchase equipment, supplies or services for future periods on account of any dissatisfaction with the Company's performance or due to the transactions contemplated hereby. All Contracts entered into by employees of the Company and relating to the business of the Company have been entered into in the name of the Company, and all fees and compensation on such Contracts have been paid or are payable to and are or will be the property of the Company.

     3.28 PRODUCT LIABILITY; PRODUCT WARRANTY. Except as set forth in Section
3.28 of the Disclosure Letter, there are no (a) outstanding product liability claims or, to the Knowledge of Sellers or the Company, Threatened product liability claims, that relate to any product manufactured, created, licensed, distributed or sold by the Company on or prior to the Closing Date or (b) outstanding claims or, to the Knowledge of Sellers or the Company, Threatened claims, for the Breach or any express or implied warranty with respect to any product manufactured, created, licensed, distributed or sold by the Company on or prior to the Closing Date other than pursuant to standard warranty obligations (to replace, repair or refund) incurred in the Ordinary Course of Business of the Company.

     3.29 INDEBTEDNESS BY RELATED PERSONS. Section 3.29 of the Disclosure Letter contains a complete and accurate list of all indebtedness or any other liability or obligation of: (a) the Company to any Seller or the Former Shareholder or any Related Person of any of them (including any right to indemnification or reimbursement from the Company, whether pursuant to the Company's Organizational Documents, contract or otherwise); (b) any Seller or any Related Person of any of them to the Company, (c) any Seller or any Related Person of any of them to the Former Shareholder; or (d) any Seller to any other Seller (collectively, "RELATED PARTY INDEBTEDNESS"). Any and all Related Party Indebtedness, including, without limitation: (x) that certain Promissory Note dated December 31, 2004, in the principal amount of $4,066,000 payable by WHS and FHC to the Former Shareholder; (y) that certain Promissory Note dated July 22, 2005, in the principal amount of $1,951,680 payable by the Trust to WHS; and (z) the obligation of the Company to provide health insurance and other benefits to the Former Shareholder under the Former Shareholder Employment Agreement will be repaid or otherwise satisfied and discharged in full on or prior to the Closing Date and any security interest granted by the Company or any Seller in connection with the foregoing will be released on or prior to the Closing and neither Sellers nor the Company will have any obligation with respect thereto after the Closing.

     3.30 DISCLOSURE.

          (a) No representation or warranty of Sellers in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

          (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

          (c) To the Knowledge of Sellers, there is no fact that has specific application to Sellers or the Company (other than general economic or industry conditions) that would reasonably be expected to have a Material Adverse Effect on the Company or, as far as Sellers can reasonably foresee, materially threatens the assets, business, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Disclosure Letter.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer represents and warrants to Sellers and the Company as follows:

     4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under this Agreement.

     4.2 AUTHORITY; NO CONFLICT.

          (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. Upon the execution and delivery by Buyer of the Master Escrow Agreement, the Share Restriction Agreements and the Retention and Noncompetition Agreements (collectively, the "BUYER'S CLOSING DOCUMENTS"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations hereunder and thereunder.

          (b) Except as set forth in Schedule 4.2(b), neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions and will not violate or conflict with Buyer's Organizational Documents or any Laws of any Governmental Body to which Buyer is subject, or by which Buyer may be bound.

          (c) Except as set forth in Schedule 4.2(c), Buyer is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          (d) The Buyer Restricted Shares have been duly authorized and, upon issuance in accordance with this Agreement, will be validly issued, fully paid and nonassessable. Neither the issue nor sale of any Buyer Restricted Shares will violate the pre-emptive rights of any Person.

     4.3 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

     4.4 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Buyer, no such Proceeding has been Threatened.

     4.5 PAYMENT OF PURCHASE PRICE. Buyer now has, or at the Closing Date will have, available funds necessary to pay the Purchase Price.

     4.6 BROKERS OR FINDERS. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     4.7 INVESTIGATION BY BUYER. Buyer acknowledges that, except for the representations and warranties of Company and the Sellers contained in Section 3 of this Agreement, the Disclosure Letter hereto or in any other Ancillary Agreements with respect to the Contemplated Transactions or schedules thereto,
(i) none of the Sellers or Company or any of its directors, officers, employees, affiliates, controlling persons, agents, advisors or representatives, makes or shall be deemed to have made any representation or warranty, either express or implied, and (ii) none of the Sellers or Company or any of its directors, officers, employees, affiliates, controlling persons, agents, advisors or representatives, makes, or shall be deemed to have made, any representation or warranty, express or implied, as to the accuracy or completeness of any of the information or documents, financial or otherwise (including, without limitation, any estimates, projections, forecasts, budgets or other forward-looking information) provided or otherwise made available to Buyer or any of its directors, officers, employees, affiliates, controlling persons, agents, advisors or representatives (including, without limitation, in any management presentations, information or offering memorandum, supplemental information or other materials or information with respect to any of the above); provided that such information or documents, financial or otherwise were prepared and furnished in good faith. With respect to any such estimate, projection, budget or forecast delivered by or on behalf of Company or any Sellers to Buyer, Buyer acknowledges that (i) there are uncertainties inherent in attempting to make such estimates, projections, budgets and forecasts, (ii) Buyer is aware that actual results may differ materially and (iii) Buyer shall have no claim against Company or Sellers with respect to any such estimate, projection, budget or forecast; provided, that such estimate, projection, budget or forecast was prepared based on reasonable assumptions in light of facts known to the Company or Sellers at the time of preparation and furnished in good faith.

5.   COVENANTS OF SELLERS.

     5.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "BUYER'S ADVISORS") reasonable access, during normal business hours, upon the giving of reasonable prior written notice, to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

     5.2 OPERATION OF THE BUSINESSES OF THE COMPANY. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to:

          (a) conduct the business of the Company only in the Ordinary Course of Business;

          (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

          (c) confer with Buyer concerning operational matters of a material nature; and

          (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

     5.3 NEGATIVE COVENANTS.

          (a) Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.16 is likely to occur.

          (b) Except for the Success Bonuses, prior to the third anniversary of the Closing Date, Sellers shall not enter into any binding obligation or commitment to pay to any director, officer, employee, consultant, contractor or agent of the Company on the date of this Agreement any amounts from the Purchase Price, or otherwise make payments or transfer value to or for the benefit of, any member of the Company's work force, except for payments or transfers to directors, officers, employees, consultants, contractors or agents who are related within the second degree (by blood, marriage or adoption) to Sellers.

     5.4 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing

Date, Sellers will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 4.2 (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act).

     5.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

     5.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Except as expressly provided in this Agreement, Sellers will cause all Related Party Indebtedness to be paid in full prior to Closing.

     5.7 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

     5.8 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

     5.9 PROTECTION OF RELATIONSHIPS. Except as expressly set forth in this Agreement, none of Sellers will at any time prior to, on, or after the Closing Date take, and they and each of them will cause the Company not to take, any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Company from establishing or maintaining business relationships with the Company.

     5.10 FURTHER ASSURANCES. Sellers shall use Sellers' Best Efforts to implement the provisions of this Agreement, and for such purpose Sellers, at the request of Buyer and at no cost to Sellers, at or after the Closing, shall, without further consideration, promptly execute and deliver, or cause to be executed and delivered, to Buyer such documents and other instruments in addition to those required by this Agreement, in form and substance satisfactory to Buyer, and take all such other actions, as Buyer may reasonably deem necessary or desirable to implement any provision of this Agreement and/or to consummate the Contemplated Transactions and obtain the benefit thereof for Buyer. Sellers will take no action to terminate or limit existing or prior insurance coverages as applicable to the pre-closing activities of the Company or the Company's ability to make claims under those insurance coverages. The Company and Sellers shall not revoke the Company's election to be taxed as an S corporation within the meaning of IRC Sections 1361 and 1362, nor shall the Company and Sellers take or allow any action to be taken that would result in the termination of the Company's status as a validly electing S corporation within the meaning of IRC Sections 1361 and 1362.

     5.11 TAX ELECTION. The Company and each Seller (including solely for purposes of signing the Section 338(h)(10) Election, all beneficial owners of Shares) shall join with Buyer in making an election under IRC Section 338(h)(10) (and any applicable corresponding election under state, local and foreign tax law) with respect to the purchase and sale of the Shares hereunder (collectively, a "SECTION 338(H)(10) ELECTION"). Company and Sellers shall include any income, gain, loss, deduction, or other tax item resulting from the
Section 338(h)(10) Election on their respective tax returns to the extent required by applicable law. Sellers shall also pay any Tax imposed on the Company attributable to the making of the Section 338(h)(10) Election, including
(i) any Tax imposed under IRC Section 1374, (ii) any Tax imposed under Regulation 1.338(h)(10)-1(d)(5), or (iii) any state, local or foreign Tax imposed on the Company's gain, and Sellers shall indemnify Buyer and the Company in accordance with the provisions of Section 10.12 of this Agreement against any Adverse Consequences or Tax Loss as a result of any failure on the part of Sellers to join in making a Section 338(h)(10) Election or to pay any such Taxes. Buyer and Sellers shall jointly prepare and file IRS Form 8023. The allocation of the Purchase Price to the assets of the Company shall be determined in accordance with Section 11.1. Buyer and Sellers shall jointly prepare and file IRS Form 8883 in a manner consistent with the allocation of the Purchase Price to the assets of the Company as determined in accordance with
Section 11.1.

     5.12 NONCOMPETITION. As an inducement for Buyer to enter into this Agreement, each Seller agrees that:

          (a) During the Noncompete Term, as defined below:

               (i) No Seller will, anywhere in the world, either directly or indirectly, whether as shareholder, owner, member, partner, director, officer, employee, agent, consultant or contractor, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend such Seller's name or any similar name to, lend such Seller's credit to, or render services or advice to, any Person whose products, services or activities compete in whole or in part with the products, services or activities offered, sold or conducted by the Company on or before the Closing Date or actively planned to be offered, sold or conducted by the Company on or before the Closing Date (collectively, the "COMPETING PRODUCTS AND SERVICES"), including, but not limited to: providing professional, engineering and technical services such as systems engineering services; system analysis, requirements and performance analysis; system integration services; hardware engineering services; data analysis, modeling and simulation services; software development; technical assessment services; test and evaluation services; operation support services; foreign military sales related services; program management services; logistic and supply support services; training and exercise support services; acquisition support and management services, including reliability and maintainability support services and material and equipment tracking and support; prototyping and light manufacturing services; information technology services and support, including database development and maintenance, security, computer-based training, interactive electronic technical manuals, interactive multimedia instruction development, customer site evaluation, site installation and network help-desk support; management consulting services; and financial management consulting services, but only to the extent such products, services or activities are offered, sold or conducted by the Company on or before the Closing Date or actively planned to be offered, sold or conducted by the Company on or before the Closing Date. Notwithstanding the foregoing, each Seller may purchase or otherwise acquire up to (but not more than) 1% of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under section 12(g) of the Securities Exchange Act of 1934. Each Seller agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

               (ii) No Seller will, directly or indirectly, either for such Seller or any other Person, (A) induce or attempt to induce any employee of Company to leave the employ of Company, (B) in any way interfere with the relationship between Company and any employee of Company, (C) within one year of the termination of their employment or other relationship with the Company, employ, or otherwise engage as an employee, independent contractor, or otherwise, any individual who is an employee of Company on the date of this Agreement or becomes an Employee during the Noncompete Term, whether or not such employment or engagement is solicited by such Seller, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of Company to cease doing, or decrease, business with the Company, or in any way interfere with the relationship between the Company and any client or customer, supplier, licensee, or business relation of Company, provided in the event that the Company and/or its parent is acquired (whether by sale of stock, sale of all or substantially all of its assets or by merger) by a third party, the obligations of such Seller hereunder shall apply only with respect to the Competing Products and Services and shall not be deemed by operation of such acquisition to include other products and services of such third party that are not Competing Products and Services. Nothing herein shall limit the right of such Seller or any other Person to publish notices for or advertisements of available employment in newspapers, on the internet or in other publications or media of general circulation.

               (iii) No Seller will, directly or indirectly, either for such Seller or any other Person (other than the Company) accept the Competing Products and Services business of any Person known to such Seller to be a client or customer of Company or Buyer, whether or not such Seller had personal contact with such Person.

          (b) In the event of a breach by any Seller of any covenant set forth in Section 5.12(a), the term of such covenant will be extended by the period of the duration of such breach.

          (c) No Seller will, at any time during or after the Noncompete Term, disparage Buyer or Company, or any of their shareholders, directors, officers, employees, or agents in matters related to the Company or the business of the Company.

          (d) Each Seller will, during the Noncompete Term, within ten days after accepting any employment, advise Buyer of the identity of any employer of such Seller. Buyer or Company may serve notice upon each such employer that such Seller is bound by this Agreement and furnish each such employer with a copy of this Section 5.12.

          (e) For purposes of this Agreement, the "NONCOMPETE TERM" shall mean, with respect to each Seller, the period commencing on the date of this Agreement and ending five (5) years thereafter.

     5.13 CONFIDENTIALITY AGREEMENT OF SELLERS. Each Seller acknowledges and agrees that all Confidential Information regarding the Company and the Buyer known or obtained by such Seller, whether before or after the date hereof, is the property, as appropriate, of the Company or Buyer. Therefore, each Seller agrees that he will not, at any time, disclose or cause to be disclosed to any unauthorized Persons or use or cause to be used for his own account or for the benefit of any third party (other than the Company) any Confidential Information regarding the Company and the Buyer, whether Seller has such information in Seller's memory or embodied in writing or other physical form or any computer readable format, without Buyer's written consent, unless and to the extent that disclosure is required by law (in which event Seller shall give Buyer as much notice of such disclosure as is practicable and permitted by law and shall cooperate with Buyer to obtain appropriate protective orders). Each Seller agrees to deliver to Buyer at the time of execution of this Agreement, and at any other time Buyer may request, all documents, memoranda, notes, plans, records, reports, summaries and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Company and any other Confidential Information regarding the Company and the Buyer that Seller may then possess or have under Seller's control.

     5.14 REMEDIES. Each Seller agrees that such Seller's violation of any of the provisions of Sections 5.12 and 5.13 shall cause immediate and irreparable harm to Buyer and the Company. In the event any Seller breaches or threatens to breach any of said provisions, such Seller agrees that Buyer shall be entitled to the entry of preliminary and permanent injunctive or other equitable relief by a court of competent jurisdiction to restrain such Seller from any violation or threatened violation of such provisions and compelling such Seller to comply with such provisions, it being agreed that money damages alone would be inadequate to compensate Buyer and the Company and would be an inadequate remedy for such breach. This Section shall not affect or limit, and the injunctive relief provided in this Section shall be in addition to, any other remedies available to Buyer or the Company at law or in equity or in arbitration for any such violation by any Seller, including the right to recover Damages as provided in Section 10.

6.   COVENANTS OF BUYER.

     6.1 APPROVALS OF GOVERNMENTAL BODIES. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR
Act). Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and cooperate with Sellers in obtaining all consents identified in Section 3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

     6.2 BEST EFFORTS. Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

     6.3 NOTIFICATION. Between the date of this Agreement and the Closing Date, Buyer will promptly notify Sellers and the Company in writing if Buyer becomes aware of any fact or condition that causes or constitutes a Breach of any of Buyer's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Buyer Schedules if the Buyer Schedules were dated the date of the occurrence or discovery of any such fact or condition, Buyer will promptly deliver to Sellers and the Company a supplement to the Buyer Schedules specifying such change. Between the date of this Agreement and the Closing Date, Buyer will promptly notify Sellers and the Company of the occurrence of any Breach of any covenant of Buyer in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely.

     6.4 FURTHER ASSURANCES. Buyer shall use Buyer's Best Efforts to implement the provisions of this Agreement, and for such purpose Buyer, at the request of Sellers and at no cost to Buyer, at or after the Closing, shall promptly execute and deliver, or cause to be executed and delivered, to Sellers such documents and other instruments in addition to those required by this Agreement, in form and substance satisfactory to Sellers, and take all such other actions, as Sellers may reasonably deem necessary or desirable to implement any provision of this Agreement and/or to consummate the Contemplated Transactions and obtain the benefit thereof for Sellers.

     6.5 TAX ELECTION. The Company and each Seller shall join with Buyer in making the Section 338(h)(10) Election and filing IRS Form 8023. For the avoidance of doubt, the parties hereto agree that the taxable year of Company, as an S Corporation, shall terminate at the end of the Closing Date for federal income Tax purposes (and to the extent applicable, for state and local Tax purposes as well), and that all items of income, gain, deduction, or loss recognized after the Closing Date shall be included by the Company and Buyer in Buyer's consolidated federal income Tax Return (and to the extent applicable, in Buyer's Tax Return for state and local tax purposes as well). Buyer covenants that it will not and will not cause or permit the Company or any Affiliated Entity, Subsidiary or any affiliate of Buyer to take any action on the Closing Date (i) other than in the Ordinary Course of Business, including, without limitation, the distribution of any dividend or the effectuation of any redemption, that could give rise to any Tax liability or reduce any Tax Asset of the Company, any Affiliated Entity, Subsidiary or Sellers, or give rise to any loss of Sellers, (ii) to make any election or deemed election under IRC Section 338 other than the Section 338(h)(10) Election, or (iii) to make (other than the Section 338(h)(10) Election) or change any Tax election, amend any Tax Return or take any Tax position on any Tax Return, take any action, omit to take any action or enter into any transaction, merger or restructuring that ipso facto results in any increase in any Tax liability or any reduction of any Tax asset of the Company, any Affiliated Entity, Subsidiary or Sellers.

     6.6 DIRECTOR AND OFFICER INDEMNIFICATION AND INSURANCE INDEMNIFICATION.

          (a) Buyer agrees that it shall cause, for a period of six (6) years after the Closing, all rights to indemnification existing immediately prior to the Closing in favor of the current directors (both in their capacity as directors and officers of the Company) of the Company and the officers of the Company listed on Section 6.6 of the Disclosure Letter ("INDEMNIFIED EMPLOYEES") as provided for in the Company's Organizational Documents as of the date hereof to continue (without amendment or modification in any way unless required by law or regulation) in full force. Subject to the foregoing, Buyer may, from and after the Closing, cause the Company to merge, dissolve or reorganize.

          (b) At or prior to the Closing, the Company will obtain a commitment from Federal Insurance Company for continuation, for a period of six (6) years after the Closing, of the Company's (i) fiduciary liability insurance, (ii) directors and officers liability insurance and (iii) employment practices insurance, in each case, with coverage for claims based on activities prior to the Closing and the premiums for such coverage shall be paid in full by the Company at or prior to Closing with such payment to be reflected either as a reduction in cash or as a liability in the Closing Financial Statements.

          (c) This Section 6.6 shall be binding on all successors and assigns of the Company and Buyer. In the event that Buyer or the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that such successors and assigns shall assume all obligations set forth in this Section 6.6. The provisions of this Section 6.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Employee, his or her heirs, and his or her representatives or assigns.

     6.7 CONFIDENTIALITY AGREEMENT OF BUYER. Buyer acknowledges and agrees that all Confidential Information regarding the Sellers known or obtained by Buyer, whether before or after the date hereof, is the property, as appropriate, of each Seller. Therefore, the Buyer on behalf of itself and the Company agrees that it will not, at any time, disclose or cause to be disclosed to any unauthorized Persons or use or cause to be used for its own account or for the benefit of any third party any Confidential Information regarding the Sellers, whether Buyer has such information in Buyer's memory or embodied in writing or other physical form or any computer readable format, without each applicable Seller's written consent, unless and to the extent that disclosure is required by law (in which event Buyer shall give such Seller as much notice of such disclosure as is practicable and permitted by law and shall cooperate with Buyer to obtain appropriate protective orders). Buyer agrees to deliver to each Seller at the time of execution of this Agreement, and at any other time such Seller may request, all documents, memoranda, notes, plans, records, reports, summaries and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to such Seller and any other Confidential Information relating to such Seller that Buyer may then possess or have under Buyer's control.

     6.8 ACCOUNTS RECEIVABLE. If Sellers become liable to Buyer with respect to any Accounts Receivable not collected in full within two hundred forty (240) days after the day on which they first became due and payable, pursuant to Sections 3.8 and 10.2, and Buyer later collects any such Accounts Receivable from the account debtor within thirty-six (36) months of the Closing Date, then
(a) any application of the amount of such Accounts Receivable to the Basket shall be reversed, dollar for dollar, upon collection by Buyer of such Accounts Receivable, and (b) if such Account Receivable is collected within eighteen (18) months of the Closing Date, then Buyer shall pay into the Escrow Fund, promptly upon receipt, the amount previously paid to Buyer from the Escrow Fund with respect to such newly collected Accounts Receivable, and if such Account Receivable is collected eighteen (18) months or more after the Closing Date, then Buyer shall pay to Sellers, in proportion to their respective ownership percentages, promptly upon receipt, the amount previously paid to Buyer from the Escrow Fund with respect to such newly collected Accounts Receivable.

     6.9 SUCCESS BONUSES PAYMENT. On the Closing, in connection with the payment by the Company of the Success Bonuses, Buyer shall pay $16,447,982.00 (as such amount may be adjusted pursuant to this Section 6.9), to the Company on behalf and at the direction of the Sellers as a portion of the Purchase Price, payable $11,576,251.00 in cash and $4,871,731.00 by delivery of that number of Buyer Restricted Shares equal to (i) $4,871,731.00, divided by (ii) the Buyer Common Share Price. The cash payment shall be made by wire transfer of immediately available funds to the Company and then paid by the Company to the individuals and in the amounts specified on Exhibit 2.2 (Exh A) and Exhibit 2.2 (Exh B) attached to Exhibit 2.2 hereof, and the Buyer Restricted Shares shall be distributed in the amounts and to the individuals set forth on Exhibit 2.2(Exh
A) attached to Exhibit 2.2 hereof, in each case against delivery by each of the individuals identified on Exhibit 2.2(Exh A) of a Share Restriction Agreement in the form of Exhibit 2.2(Exh D) attached to Exhibit 2.2 hereof. Sellers may change the amounts and remove individuals set forth on Exhibit 2.2(Exh A) and
Exhibit 2.2(Exh B) attached to Exhibit 2.2 hereof, by delivering to the Company and Buyer an amended Exhibit 2.2(Exh A) or Exhibit 2.2(Exh B), as the case may be, to be attached to Exhibit 2.2 hereof no later than five (5) days prior to the Closing Date; provided that Sellers may not (i) add any individual to
Exhibit 2.2(Exh A) or Exhibit 2.2(Exh B), or (ii) remove any employee identified on Schedule I attached hereto from Exhibit 2.2(Exh A) or eliminate or reduce the amount of any Success Bonus payable to any such employee as set forth on Exhibit 2.2(Exh A), without the prior written consent of Buyer, such consent not to be unreasonably withheld.

     6.10 RETENTION PAYMENT. Following the Closing, Buyer shall pay an aggregate amount equal to $10,000,000 (the "RETENTION PAYMENT") to the employees of the Company identified on Schedule III attached hereto pursuant to and in accordance with the terms and provisions of the Retention and Noncompetition Agreements. In the event that an employee listed on Schedule III does not execute and deliver to Company a Retention and Noncompetition Agreement for any reason within ten
(10) days prior to the Closing Date, Seller may, prior to Closing, reallocate the Retention Payment allocated to such employee to (i) other employees of Company listed on Schedule III, without the consent of Buyer or (ii) other employees of Company not listed on Schedule III with the prior written consent of Buyer, such consent not to be unreasonably withheld.

     6.11 MDDC CONTRACT. If the Company has not been presented with the task order under the MDDC Contract with respect to the Company's anticipated liability of $399,099 to the U.S. Army Space and Missile Defense Command by the second anniversary of the Closing Date, then the Buyer shall pay to the Sellers, pro rata in accordance with their current ownership of the Shares of the Company as set forth on Schedule II attached hereto, $399,099 (or, if the Company was presented with a task order for a lesser amount in connection with the MDDC Contract, the difference between such lesser amount and $399,099) promptly after the second anniversary of the Closing Date. If the U.S. Army Space and Missile Defense Command thereafter submits one or more task orders with respect the Company's anticipated liability of $399,099 under the MDDC Contract, then the Sellers shall be liable, jointly and severally, to pay to the Company the amount of such task orders.

7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     7.1 ACCURACY OF REPRESENTATIONS. All of Sellers' and the Company's representations and warranties in this Agreement (considered collectively), and each of such representations and warranties (considered individually), must have been accurate in all respects as of the date of this Agreement, and must be accurate in all material respects (or in all respects with regard to such representations and warranties that are qualified by materiality) as of the Closing Date as if made on the Closing Date, without giving effect to any supplements to the Disclosure Letter, except to the extent that any inaccuracies in such representations and warranties, considered individually or collectively, as of the Closing Date could not reasonably be expected to have a Material Adverse Effect on the Company.

     7.2 SELLERS' PERFORMANCE.

          (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

          (b) Each document required to be delivered pursuant to Sections 2.4 and 7.4 must have been delivered, and each of the other covenants and obligations in Sections 5.4 and 5.8 must have been performed and complied with in all material respects.

     7.3 CONSENTS. Each of the Consents identified in Section 3.2(b) of the Disclosure Letter, and each Consent identified in Schedule 4.2(c), must have been obtained and must be in full force and effect, including any necessary approval, or the termination or expiration of any waiting period, under the HSR Act.

     7.4 ADDITIONAL DOCUMENTS. Each of the following documents must have been delivered to Buyer:

          (a) estoppel certificates executed on behalf of each lessor of real property to the Company, dated as of a date not more than ten (10) Business Days prior to the Closing Date, each substantially in the form of Exhibit 7.4(a) attached hereto or as otherwise consented to by Buyer, such consent not to be unreasonably withheld, delayed or conditioned;

          (b) payoff letters for all indebtedness listed in Section 3.29 of the Disclosure Letter and all other Debt to be repaid in full and discharged by the Company on or prior to the Closing Date, which payoff letters shall indicate that such lenders have agreed to release any Encumbrance in respect of such indebtedness relating to the assets and properties of the Company and to terminate all agreements entered into in connection with such indebtedness upon receipt of the amounts indicated in the payoff letters and which payoff letters and any related releases and terminations shall be in a form reasonably acceptable to Buyer; and

          (c) such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Sellers' representations and warranties, (ii) evidencing the performance by either Seller of, or the compliance by either Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

     7.5 NO ACTION TO DEBAR OR SUSPEND. Since the date of this Agreement, there must not have been any decision or any Proceeding commenced or, to the Knowledge of Sellers or the Company, Threatened by the U.S. Government or any other Governmental Body to debar or suspend the Company from participation in the award of Contracts with the U.S. Government or any other Governmental Body.

     7.6 VEHICLE LEASES. Each vehicle lease identified on Exhibit 7.6 attached hereto shall have been terminated or assigned by Company so that Company has no further liability thereunder, and Buyer shall have received satisfactory evidence of such termination or assignment.

     7.7 NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall not have been any change in the business, operations, properties, prospects, assets, or financial condition of the Company that would reasonably be expected to have a Material Adverse Effect on the Company, and no event shall have occurred or circumstance exists that would reasonably be expected to result in such a Material Adverse Effect on the Company.


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

     7.8 NO INJUNCTION. There shall not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

     7.9 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or, to the Knowledge of Sellers or the Company, Threatened against Buyer, Sellers or the Company, or against any Person affiliated with Buyer, Sellers or the Company, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     7.10 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There must not have been made or, to the Knowledge of Sellers or the Company, Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in the Company, or
(b) is entitled to all or any portion of the Purchase Price payable for the Shares. Buyer acknowledges that the Former Shareholder Acknowledgement will satisfy this condition with respect to the Former Shareholder; provided that Sellers have delivered a fully executed copy of the Former Shareholder Acknowledgement to Buyer on or prior to the Closing Date and the same shall be in full force and effect on the Closing Date.

     7.11 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or the Company or any Person affiliated with Buyer or the Company to suffer any Material Adverse Effect under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

8.   CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE.

     Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

     8.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all respects as of the date of this Agreement and must be accurate in all material respects (or in all respects with regard to such representations and warranties that are qualified by materiality) as of the Closing Date as if made on the Closing Date, without giving effect to any supplements to the Buyer Schedules, except to the extent that any inaccuracies in such representations and warranties, considered individually or collectively, as of the Closing Date could not reasonably be expected to have a Material Adverse Effect on Buyer.


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

     8.2 BUYER'S PERFORMANCE.

          (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

          (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Sections 2.4(b)(i) through 2.4(b)(iv) and delivered the certificates for Buyer Restricted Shares pursuant to Section 2.4(b)(iii).

     8.3 CONSENTS. Each of the Consents identified in Section 3.2(b) of the Disclosure Letter must have been obtained and must be in full force and effect, including any necessary approval, or the termination or expiration of any waiting period, under the HSR Act.

     8.4 ADDITIONAL DOCUMENTS. Buyer must have caused to be delivered to Sellers such other documents as Sellers may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or
(iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

     8.5 NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

     8.6 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or, to the Knowledge of Buyer, Threatened against Buyer, Sellers or the Company, or against any Person affiliated with Buyer, Sellers or the Company, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     8.7 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Sellers or the Company or any Person affiliated with Sellers or the Company to suffer any Material Adverse Effect under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

9.   TERMINATION.

     9.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

          (a) by mutual consent of Buyer and Sellers;


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

          (b) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

          (c) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

          (d) by Buyer if since the date of this Agreement there has been any change in the business, operations, properties, assets, or financial condition of the Company that would reasonably be expected to have a Material Adverse Effect on the Company or any event has occurred or circumstance exists that would reasonably be expected to result in such a Material Adverse Effect on the Company;

          (e) by either Buyer or Sellers if any Governmental Body has issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Contemplated Transactions and such order, decree, ruling or other action has become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 9.1(e) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the issuance of such order, decree or ruling; or

          (f) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before October 20, 2006, or such later date as the parties may agree upon.

     9.2 EFFECT OF TERMINATION. Each party's right of termination under Section
9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.4 and 11.6 will survive; provided, however, that if this Agreement is terminated by a party because of the intentional or willful Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's intentional or willful failure to comply with its obligations under this Agreement, the terminating party's right to pursue any and all remedies available under law or equity in accordance with this Agreement survive such termination unimpaired.

     9.3 EXPENSES.

          (a) If Buyer terminates this Agreement pursuant to Sections 9.1(b) or 9.1(c)(i), then Sellers and the Company shall be liable, jointly and severally, to pay or reimburse (as the case may be) to Buyer promptly, but in no event later than ten (10) Business Days after the date of such termination, the reasonable out of pocket expenses of Buyer in connection with the Contemplated Transactions, including without limitation the fees and expenses incurred in enforcing this provision.

          (b) If Sellers or the Company terminate this Agreement pursuant to Sections 9.1(b) or 9.1(c)(ii), then Buyer shall promptly, but in no event later than ten (10) Business Days after the date of such termination, pay or reimburse (as the case may be) the reasonable out of pocket expenses of Sellers and the Company in connection with the Contemplated Transactions (excluding any fees or other payments which may be due to Sellers' Broker), including without limitation the fees and expenses incurred in enforcing this provision.

          (c) Sellers and Buyer acknowledge and agree that the provisions of this Section 9.3 are an integral part of the transactions contemplated by this Agreement and that but for this provision the parties would not enter into this Agreement.

     9.4 LIQUIDATED DAMAGES.

          (a) If Buyer has satisfied the conditions to Closing in Section 8 of this Agreement and Sellers have satisfied (or Buyer has waived) the conditions to Closing in Section 7 of this Agreement, and thereafter Sellers or the Company arbitrarily terminate this Agreement or otherwise fail to close on or before October 20, 2006, or such later date as the parties may mutually agree upon, then Buyer shall be entitled to receive, and Seller and the Company shall be liable, jointly and severally, to pay to Buyer promptly, but in no event later than ten (10) Business Days after the date of such termination or deadline for Closing, as the case may be, the sum of Five Million Five Hundred Fifty Thousand Dollars ($5,550,000) as liquidated damages and not as a penalty and which amount shall be deemed to include all costs and expenses of Buyer incurred in connection with the Contemplated Transactions, other than any fees and expenses incurred in enforcing this provision.

          (b) If Sellers have satisfied the conditions to Closing in Section 7 of this Agreement and Buyer has satisfied (or Sellers have waived) the conditions to Closing in Section 8 of this Agreement, and thereafter Buyer arbitrarily terminates this Agreement or otherwise fails to close on or before October 20, 2006, or such later date as the parties may mutually agree upon, then Sellers shall be entitled to receive, and Buyer shall promptly, but in no event later than ten (10) Business Days after the date of such termination or deadline for Closing, as the case may be, pay to Sellers the sum of Five Million Five Hundred Fifty Thousand Dollars ($5,550,000) as liquidated damages and not as a penalty and which amount shall be deemed to include all costs and expenses of Sellers and the Company incurred in connection with the Contemplated Transactions, other than any fees and expenses incurred in enforcing this provision.

          (c) The Company, Sellers and Buyer acknowledge and agree that if the provisions of this Section 9.4 are applicable, then the provisions set forth in the proviso to Section 9.2 and in Section 9.3 shall be inapplicable.


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

10.  INDEMNIFICATION; REMEDIES.

     10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. Subject to Section 10.5 below, all representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificates delivered pursuant to Sections 2.4(a)(xiv) and 2.4(a)(xv), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations. For purposes of determining any Breach hereunder, any qualification or limitation of a representation or warranty by reference to materiality or Material Adverse Effect shall be considered; provided that for purposes of determining Damages hereunder in the event of any such Breach, any qualification or limitation of such representation or warranty by reference to materiality or a Material Adverse Effect shall be deemed to have been excluded from such representation or warranty. Any payment made by a Seller to Buyer pursuant to this Section 10 shall be deemed, to the extent permitted by applicable law, to be a reduction in the Purchase Price and shall not be deemed to be an item of income or expense, and all parties hereto agree to prepare their tax returns consistent therewith. Any payment made by Buyer to a Seller pursuant to this Section 10 shall be deemed, to the extent permitted by applicable law, to be an increase in the Purchase Price and shall not be deemed to be an item of income or expense, and all parties hereto agree to prepare their tax returns consistent therewith.

     10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS AND THE COMPANY.

          (a) Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Company (in the event the Closing occurs), and their respective Representatives, stockholders, controlling persons, affiliates, successors and assigns (collectively, the "INDEMNIFIED PERSONS") for, and will pay to the Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with:

               (i) any Breach of any representation or warranty made by Sellers in this Agreement (without giving effect to any supplement to the Disclosure Letter) or any other Sellers' Closing Documents, the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by Sellers pursuant to this Agreement;

               (ii) any Breach of any representation or warranty made by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Letter;

               (iii) any Breach by Sellers of any covenant or obligation of such Sellers in this Agreement or any of Sellers' Closing Documents or any other agreement or document delivered by such Seller pursuant to this Agreement;

               (iv) any claim by any Governmental Body with respect to the status of any mentor-protege relationship on or prior to the Closing Date as a qualified Section 8(A) contractor relationship under 13 C.F.R. 124;

               (v) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

               (vi) any claim or right of the Former Shareholder of the Company against the Company or Buyer or any of its securities or otherwise arising in connection with the Former Shareholder Employment Agreement, the Former Shareholder Stock Purchase Agreement, the Former Shareholder Acknowledgement, this Agreement or the consummation of the Contemplated Transactions;

               (vii) the failure of Company to qualify to do business in any jurisdiction in which the nature of its activities would require qualification as a foreign corporation under the laws of such jurisdiction before the Closing Date and where failure to qualify would reasonably be expected to have a Material Adverse Effect on the Company;

               (viii) any claim that, at the time of the consummation of the Contemplated Transactions, any Person other than Sellers owns or holds, or has any right, title or interest in or to, any equity securities of the Company;

               (ix) any decision by the U.S. Government or any other Governmental Body within two (2) years of the Closing to debar or suspend the Company or Buyer from participation in the award of Contracts with the U.S. Government or any other Governmental Body or any decision by the U.S. Government or any other Governmental Body to impose money damages on or seek refunds from the Company or Buyer which directly results from the Company's failure to perform or comply with any of the terms and provisions of the MDDC Contract prior to Closing;

               (x) any failure by the Company to obtain any future Contract with the U.S. Government or any other Governmental Body within two (2) years of the Closing which is predominantly the result of the Company's failure to perform or comply with any of the terms and provisions of the MDDC Contract prior to Closing or any unsatisfactory performance assessment or rating issued to the Company in connection with the MDDC Contract for acts or omissions of Company which occurred prior to Closing; provided that Buyer shall have the burden of proof as to whether the Company's failure to perform or comply with any of the terms and provisions of the MDDC Contract or any unsatisfactory performance assessment or rating issued to the Company thereunder is the predominant factor in any decision by the U.S. Government or any other Governmental Body to not award the Company such future Contract with the U.S. Government or any other Governmental Body; or

               (xi) any Proceeding arising out of or related to any alleged discrimination based on sex, retaliation or disability or for defamation and referenced in Section 3.21(2) of the Disclosure Letter, without any application of the Basket, but subject to the Cap.

               (xii) any claim by any Person against the Company which is asserted within two (2) years of the Closing (i) with respect to the creation, development or ownership of the Pelorus Software or (ii) with respect to the marketing, licensing, sublicensing, sale or use of the Pelorus Software by the Company prior to the Closing, including, without limitation, any claim that the marketing, licensing, sublicensing or use of the Pelorus Software infringes the rights of any such Person, but excluding claims arising from a breach of the Pelorus Software Agreement by the Company after the Closing or claims relating to modifications of the Pelorus Software by or with the consent of the Company after the Closing.

          (b) In the event this Agreement is terminated by Buyer pursuant to
Section 9.1(b) or (c)(i) of the Agreement, Sellers and the Company, jointly and severally, will indemnify and hold harmless Buyer and pay to Buyer the amount of any Damages arising, directly or indirectly, from or in connection with (i) any intentional or willful Breach of any representation or warranty made by Sellers or the Company in this Agreement or in any certificate delivered to Buyer pursuant to this Agreement, (ii) any intentional or willful Breach by Sellers or the Company of any covenant or obligation of Sellers or the Company in this Agreement or in any certificate delivered by Sellers or the Company pursuant to this Agreement, or (iii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Sellers or the Company (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

     10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS--ENVIRONMENTAL MATTERS. In addition to the provisions of Section 10.2, Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Company, and the other Indemnified Persons for, and will pay to Buyer, the Company (in the event the Closing occurs), and the other Indemnified Persons the amount of, any Damages (including costs of Cleanup) arising, directly or indirectly, from or in connection with:

          (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Sellers or the Company has or had an interest or presence, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii)
(A) any Hazardous Materials or other contaminants, wherever located, that were generated, transported, stored, treated, Released, or otherwise handled by Sellers or the Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, conducted by Sellers or the Company or by any other Person for whose conduct they are or may be held responsible; or

          (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Sellers or the Company or any other Person for whose conduct they are or may be held responsible, in any way arising from any Hazardous Activity conducted with respect to the Facilities or the operation of the Company prior to the Closing Date, or from Hazardous Material that was (i) present on or before the Closing Date on or at the Facilities (or present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present on any of the Facilities on or prior to the Closing Date) or (ii) Released by Sellers or the Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

          With respect to Cleanup for which indemnity may be sought under this
Section 10.3, the following procedures shall apply to all claims for the cost of Cleanup related to or arising out of Hazardous Materials present on, at or emanating from any Facilities or Sellers' or the Company's operations on or before the Closing Date:

               (i) Buyer shall select one or more environmental engineers or consultants, to plan, conduct, coordinate and supervise the Cleanup; provided that, to the extent that Buyer selects environmental engineers or consultants who are not nationally recognized, the Sellers' Representative shall approve the selected engineer or consultant;

               (ii) Buyer shall arrange for the environmental consultant to prepare in compliance with Environmental Laws a plan and scope of work designed to: (A) meet the requirements of the owner of the property upon which such Hazardous Materials are present or emanating as well as the requirements of all relevant governmental authorities; (b) achieve the Cleanup in compliance with the Environmental Laws in a reasonably cost-effective and timely manner, and (C) minimize the disruption of operations at the Facility ("CLEANUP PLAN");

               (iii) Buyer shall give Sellers' Representative a reasonable opportunity to review and comment upon the Cleanup Plan and Sellers' Representative shall provide any comments in a timely manner. Buyer shall reasonably address any timely received comments of Sellers' Representative;

               (iv) Each party shall timely provide to one another any material information or documents related to the Cleanup or any other information related to the Cleanup requested by such other party in writing; and

               (v) Sellers' Representative shall have the right to reasonably monitor, at Sellers' expense and at Sellers' risk, any Cleanup.

     10.4 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER.

          (a) Buyer will indemnify and hold harmless Sellers and their respective heirs, legal representatives, successors and assigns, (collectively, the "SELLER INDEMNIFIED PERSONS") for, and will pay to Seller Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach by Buyer of any representation or warranty made by Buyer in this Agreement or in any other Buyer's Closing Documents or in any Schedule, certificate or document delivered by Buyer pursuant to this Agreement,
(b) any Breach of any representation or warranty made by Buyer in this Agreement as if such representation or warranty were made on and as of the Closing Date, (c) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement or any other Buyer's Closing Documents or any other agreement or document delivered by Buyer pursuant to this Agreement, or (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

          (b) In the event this Agreement is terminated by Sellers pursuant to
Section 9.1(b) or (c)(ii) of the Agreement, Buyer will indemnify and hold harmless Sellers and the Company and pay to Sellers or the Company, as the case may be, the amount of any Damages arising, directly or indirectly, from or in connection with (i) any intentional or willful Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered to Sellers pursuant to this Agreement, (ii) any intentional or willful Breach by Buyer of any covenant or obligation of Buyer in this Agreement or in any certificate delivered by Buyer to Sellers or the Company pursuant to this Agreement, or (iii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

     10.5 TIME LIMITATIONS.

          (a) If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.1, 3.2, 3.3, 3.6, 3.11, 3.13, 3.19, 3.20,
3.21, 3.24 and 3.26 unless on or before eighteen (18) months from the Closing Date Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. A claim with respect to Sections 3.11, 3.13, 3.19, 3.20 and 3.21 may be made at any time prior to the expiration of the applicable statute of limitations (including extensions thereof as a result of timely filed waivers). A claim with respect to Sections 3.1, 3.2, 3.3, 3.6, 3.24, and 3.26 or a claim for indemnification or reimbursement not based upon any representation or warranty of Sellers or any covenant or obligation of Sellers to be performed and complied with prior to the Closing Date may be made at any time.

          (b) If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before eighteen (18) months from the Closing Date Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

          (c) The representations, warranties and covenants of the Company shall not survive the Closing, and the Company will have no liability (for indemnification, contribution or otherwise) thereafter with respect to any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date. Effective upon the Closing, Sellers shall waive any and all rights to indemnification or contribution from the Company and release the Company from any and all claims based on indemnification or contribution with respect any claim for Damages by any Indemnified Person arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by the Company in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by the Company of any covenant or obligation of the Company in this Agreement or in any certificate delivered by the Company pursuant to this Agreement, (c) any product shipped or manufactured by, or any services provided by, the Company prior to the Closing Date or (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with the Company (or any Person acting on its behalf).

     10.6 LIMITATIONS ON AMOUNTS - SELLERS. Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in Sections
10.2 and 10.3 until the total of all Damages for which an indemnification payment is required by Sellers exceeds $500,000 (the "BASKET"), and then only for the amount by which such Damages exceed the Basket; provided that, the Basket shall not apply to Damages arising under Section 3.3, Section 10.2(a)(vi), Section 10.2(a)(ix), Section 10.2(a)(x) or with respect to fraud by the Sellers (or the Company if the Closing does not occur). The aggregate liability of Sellers with regard to matters described in Sections 10.2 and 10.3 shall not exceed $40,000,000 (the "CAP"); provided that, (a) the Cap shall not apply to Damages arising under Section 3.3, Section 10.2(a)(vi) or with respect to fraud by the Sellers (or the Company if the Closing does not occur), (b) there shall be a special additional Cap of $40,000,000 (the "SPECIAL CAP") with respect to Damages arising under Section 10.2(a)(ix) and Section 10.2(a)(x) and
(c) in no event shall the aggregate liability of Sellers with regard to matters covered by the Cap and the Special Cap exceed $60,000,000 (the "OVERALL CAP"). Notwithstanding the foregoing, this Section 10.6 will not apply to any Breach of Sellers' representations and warranties of which any Seller had Knowledge at the date on which such representation and warranty is made or any intentional Breach by any Seller of any covenant or obligation of the Sellers under this Agreement and Sellers will be jointly and severally liable for all Damages with respect to such Breaches.

     10.7 LIMITATIONS ON AMOUNT -- BUYER. Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in Section
10.4 until the total of all Damages with respect to such matters exceeds the Basket, and then only for the amount by which such Damages exceed the Basket, provided that the aggregate liability of Buyer with regard to such matters shall not exceed the Cap. However, this Section 10.7 will not apply to any Breach of Buyer's representations and warranties of which Buyer had Knowledge at the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation of the Buyer under this Agreement, and Buyer will be liable for all Damages with respect to such Breaches.

     10.8 ESCROW. Buyer may assert a claim for indemnification under the Master Escrow Agreement, by notice to Sellers' Representative and the Master Escrow Agent specifying in reasonable detail the basis for such claim to the extent then known by Buyer and the amount to which Buyer is entitled under this Section 10, all as more fully provided in the Master Escrow Agreement. Buyer is authorized to recover from the Master Escrow Amount the entire amount of, or any portion of, any claim against any Seller without regard to the amount contributed or deemed to be contributed by such Seller. Sellers will settle among themselves any right to contribution or indemnity with regard to amounts paid to Buyer from the escrowed funds. The amount held in escrow, if and when disbursed to Sellers, shall be treated on an installment sale


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basis and shall be taken into income by Sellers in the year in which it is received. Neither the giving of notice of a claim under the Master Escrow Agreement nor the failure to give such notice will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

     10.9 PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS.

          (a) Promptly after receipt by an indemnified party under Section 10.2, 10.4, or 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnified party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

          (b) If any Proceeding referred to in Section 10.9(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

          (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to


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

indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          (d) Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

     10.10 PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

     10.11 NOTICE TO SELLERS. Any notice to Sellers pursuant to this Section 10 shall be sent to the attention of the Sellers' Representative, and notice sent to the Sellers' Representative shall be deemed sufficient notice to all Sellers under this Section 10.

     10.12 TAX INDEMNIFICATION; TAX BENEFIT.

          (a) Indemnification for Direct Taxes. Notwithstanding any other provision contained in this Agreement to the contrary, Sellers, jointly and severally, shall indemnify the EDO Group, Buyer and the Company (each a "BUYER TAX INDEMNITEE") for, and shall defend and hold each such Buyer Tax Indemnitee harmless from, the full amount of any Taxes assessed against or collected from each such Buyer Tax Indemnitee and any other Adverse Consequences arising therefrom for all taxable periods ending on or before the Closing Date, and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date including, without limiting the generality of the foregoing, Taxes assessed or collected (i) as a result of Company's failure to properly make a valid S corporation election or to maintain eligibility for S corporation status within the meaning of IRC Sections 1361 and 1362, (ii) as a result of Company's failure to properly make a valid election to be treated as an S corporation or achieve comparable pass-through tax treatment under any state or local tax statute, or to maintain eligibility for such S corporation or comparable pass-through tax treatment, (iii) any failure on the part of Seller described in Section 5.11, pertaining to the making of a Section 338(h)(10) Election, (iv) as a result of the Company's failure to pay, collect or withhold Taxes (each of (i), (ii), (iii), and (iv) a "DEFECTIVE ELECTION EVENT"), (v) any and all Taxes of any person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing, or (vi) any and all Taxes of the Company for any period for which an S corporation election was not in effect, or with respect to Taxes other than federal income taxes, for any period or for any jurisdiction in which pass-through treatment similar to S corporation treatment did not apply to the Company.

          (b) Indemnification for other Tax Loss. If for purposes of any Taxes, any Buyer Tax Indemnitee shall lose the benefit of, or shall not have, or shall not claim, or shall lose the right to claim, or shall suffer a deferral, reduction or disallowance of, or shall be required to apply or recapture all or any portion of any amount (including the loss of an increase in basis of any asset of the Company as a result of a failure to be able to make an effective Section 338(h)(10) Election) that could otherwise give rise to a deduction or other reduction of tax were the Buyer Tax Indemnitee to have income sufficient to use such Tax benefit at any time (any such loss, deferral, reduction, disallowance, application or recapture hereinafter called a "BUYER TAX LOSS"), and such Buyer Tax Loss is suffered as a result of a Defective Election Event, then, without limiting the generality of any indemnification required under Section 10.2, Sellers, jointly and severally, shall be obligated to pay to the Buyer Tax Indemnitee an amount in respect of such Buyer Tax Loss (each a "BUYER TAX INDEMNITY PAYMENT") equal to an amount which shall provide the Buyer Tax Indemnitee with an amount equal to the excess of (A) all Tax, interest, penalties and additions to tax incurred for federal, state and local income tax purposes, over (B) the amount of all Tax, interest, penalties and additions to tax that would have been incurred for federal, state and local income tax purposes but for the loss of such Tax attribute, in each case assuming the Buyer Tax Indemnitee is subject to the highest marginal combined federal, state and local income tax rate which could be applicable to such Buyer Tax Indemnitee.

          (c) Calculation and Payment. The amount of any Buyer Tax Indemnity Payments under this Section 10.12 shall be calculated by the Buyer and such calculation shall be provided to the Sellers. If Sellers object to the calculation, they as the Objecting Party shall promptly notify Buyer of a request for the Tax Objection Process, which shall govern the obligation.

          (d) Indemnification for Direct Taxes. Notwithstanding any other provision contained in this Agreement to the contrary, Buyer and Company, jointly and severally, shall indemnify Sellers (each a "SELLER TAX INDEMNITEE") for, and shall defend and hold each such Seller Tax Indemnitee harmless from, the full amount of any Taxes assessed against or collected from each such Seller Tax Indemnitee and any other Adverse Consequences arising therefrom for all taxable periods ending after the Closing Date, and the portion after the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date including, without limiting the generality of the foregoing, Taxes assessed or collected as a result of any and all Taxes of any person imposed on any Seller as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring after the Closing.

          (e) Calculation and Payment. The amount of any Seller Tax Indemnity payments under this Section 10.12 shall be calculated by the Seller and such calculation shall be provided to the Buyer. If Buyer objects to the calculation, it as the Objecting Party shall promptly notify Seller of a request for the Tax Objection Process, which shall govern the obligation.

     10.13 SUBROGATION. Upon making an indemnity payment pursuant to this Agreement, the indemnifying party will, to the extent of such payment, be subrogated to all rights of the indemnified party against any third party in respect of the damages to which the payment related.

     10.14 NO DOUBLE RECOVERY. Notwithstanding anything herein to the contrary, no party shall be entitled to indemnification or reimbursement under any provision of this Agreement for any amount to the extent such party or its affiliate has been indemnified or reimbursed for such amount under any other provision of this Agreement, the Exhibits, the Disclosure Letter or the


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Schedules attached hereto, or any document executed in connection with this
Agreement or otherwise.

     10.15 TREATMENT OF INDEMNITY PAYMENTS BETWEEN THE PARTIES. Unless otherwise required by applicable Law, all indemnification payments shall constitute adjustments to the Purchase Price for all Tax purposes, and no party shall take any position inconsistent with such characterization.

     10.16 EXCLUSIVE REMEDIES. The remedies provided for in this Agreement shall be the sole and exclusive remedies of the parties and their respective officers, directors, employees, affiliates, agents, representatives, successors and assigns for any breach of or inaccuracy in any representation, warranty or covenant contained in this Agreement or any certificate delivered at Closing; provided, however, that nothing herein is intended to waive any claims for fraud or waive any equitable remedies to which a party may be entitled.

     10.17 USE OF INSURANCE. In the event any Damages related to a claim by Buyer under this Agreement are covered by insurance, Buyer agrees to use commercially reasonable efforts (which shall not include the commencement of litigation) to seek recovery under such insurance and the amount of Damages incurred by Buyer for purposes of this Agreement shall be reduced by the amount Buyer recovers from any insurer (net of any costs of collecting such insurance payment, including the amount of any co-payment or deductible and less that portion of any premium increase in the next policy period of the applicable insurance policy or replacement insurance policy that results directly from the assertion of such claim, as determined by correspondence from the insurance carrier or insurance broker to Buyer, a copy which shall have been provided to the Sellers) and Buyer shall refund amounts received from the Sellers up to the amount of indemnification actually received for any such Damages; provided that the filing of a claim with any insurer for such Damages shall not delay (or prior to receipt of an amount from an insurer, reduce) any payment due to Buyer under this Section 10.

     10.18 MITIGATION. Each party agrees to use reasonable efforts to mitigate any loss, liability or damage which forms the basis of a claim hereunder.

11.  GENERAL PROVISIONS.

     11.1 PURCHASE PRICE ALLOCATION. Buyer, the Company and Sellers agree that the Purchase Price and the liabilities of the Company will be allocated to the assets of the Company for all purposes (including Tax and financial accounting) pursuant to the valuation report prepared by an independent third party appraiser to be engaged by Buyer for such purpose following the Closing, as adjusted by the Buyer in a manner consistent with IRC Sections 338 and 1060 and the regulations thereunder. If Sellers object to the allocation so determined, they as the Objecting Party shall promptly notify Buyer of a request for the Tax Objection Process. Buyer, the Company and Sellers shall file all Tax Returns and information reports, including without limitation IRS Form 8883, in a manner consistent with the allocation determined under this Section 11.1. Sellers shall have no liability for any adjustments to any tax returns of Buyer or the Company attributable solely to a change in the allocation determined under this Section 11.1.


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

     11.2 TAX RETURNS. Buyer shall prepare or cause to be prepared, on a basis consistent with the Company's past practice and custom, unless Sellers approve otherwise, which approval shall not be unreasonably withheld, conditioned or delayed, and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date that are filed after the Closing Date, except for the Company's Federal S Corporation Tax Returns and corresponding state, local and foreign Tax Returns required to be filed for all periods prior to Closing and the period ending with the Closing (including the Federal S Corporation Tax Return and corresponding state, local and foreign Tax Returns required to be filed due to the deemed asset sale under IRC Section 338(h)(10)), which shall be prepared by Sellers and approved by Buyer prior to filing, which approval shall not be unreasonably withheld, conditioned or delayed. Sellers shall provide Buyer with a schedule of all Tax Returns of the Company to be filed for periods ending on or prior to the Closing Date, and a list of Tax Returns for which extensions have been filed. Sellers shall complete returns required hereunder not later than forty-five (45) days prior to the due date therefore and provide them to Buyer for prompt review to permit timely filing.

     11.3 COOPERATION ON TAX MATTERS.

          (a) Buyer, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and Tax refunds and any audit, litigation or other proceeding with respect to Taxes; provided, that Sellers shall not file, or cause to be filed, the Company's Federal S corporation Tax Returns and corresponding state, local and foreign Tax Returns of the Company required to be filed for all periods prior to Closing and the period ending with the Closing (including the Federal S Corporation Tax Return and corresponding state, local and foreign Tax Returns required to be filed due to the deemed asset sale under IRC Section 338(h)(10)), without Buyer's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided further, that Sellers shall provide Buyer any of the aforementioned Tax Returns to Buyer not less than forty-five (45) days prior to the due date (including properly filed extensions) for filing such Tax Returns. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer, the Company and Sellers agree (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

          (b) Buyer and Sellers further agree, upon request, to use reasonable good faith efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby), provided that any costs and expenses incurred in connection with such effort shall be paid by the requesting party.

          (c) The Company, Buyer, and Sellers agree that should any Governmental Body determine, find, hold, or propose to determine, find or hold that the Company's status as an S corporation, as defined in Section 1361 of the IRC, has at any time been terminated as a result of an inadvertent invalid election or inadvertent termination, each as defined in Section 1362(f) of the IRC, then the Company, Buyer, and Sellers shall take such steps as are necessary or advisable to obtain a waiver of the effects of such a termination (a "WAIVER"), including but not limited to the filing of a ruling request with the IRS, and agreeing to such terms and conditions as the IRS may impose as a condition of granting a Waiver. Sellers shall bear all costs associated with obtaining a Waiver, including but not limited to any fee imposed by the IRS associated with the filing of a ruling request or the obtaining of a ruling.

          (d) Except in connection with an audit resolved pursuant to Section 11.3(e) (including consistent correlative adjustments to Tax Returns for non-audited taxable periods), no party may amend a Tax Return filed by any party with respect to the Company or any Affiliated Entity or Subsidiary or file or amend any Tax election of the Company or any Affiliated Entity, in each case, for a taxable period beginning prior to the Closing Date, without the consent of the other parties hereto, not to be unreasonably withheld or delayed. The EDO Group shall, upon request by Sellers and at the sole expense of Sellers, cooperate in the preparation of and submission to the proper Governmental Body of any amended Tax Return that is required to cause such Tax Return to be consistent with adjustments to the Tax Returns of the Company or any Affiliated Entity for any other taxable period proposed by any Governmental Body, or to give effect to an allowable loss carryback or carryover from a taxable period of the Company or any Affiliated Entity or Subsidiary ending on or before the Closing Date.

          (e) Any party who receives any notice of a pending or threatened Tax audit, assessment, or adjustment relating to the Company, or any Affiliated Entity or Sellers with respect to the Company or any Affiliated Entity, which may give rise to liability of another party hereto, shall promptly notify Buyer and Sellers within ten (10) Business Days of the receipt of such notice. The parties each agree to consult with and to keep the other parties hereto informed on a regular basis regarding the status of any Tax audit or proceeding to the extent that such audit or proceeding could affect a liability of such other parties (including indemnity obligations hereunder). Sellers shall have the right to represent the interest of the Company or any Affiliated Entity or Subsidiary in any Tax audit or administrative or judicial proceeding and to employ counsel of Seller's choice, but reasonably satisfactory to Buyer, at the expense of Sellers, but only to the extent such audit or other proceeding pertains solely to taxable periods ending on or before the Closing Date, with no preclusive effect after the Closing Date in respect of any position taken by the EDO Group. Buyer shall have the right to participate in such proceeding at its own expense, and shall be entitled to control the disposition of any issue involved in such proceeding that does not affect a potential liability of Sellers. Buyer and Sellers shall be entitled to represent their own interests in light of their responsibilities (including indemnity obligations) for the related Taxes, at their own expense, in any audit or administrative or judicial proceedings involving a taxable period that includes but does not end on the Closing Date. Notwithstanding the foregoing, (i) Sellers shall not agree to any settlement for any taxable period that would effect Tax liabilities of Buyer or the Company or any Affiliated Entity or Subsidiary for any taxable period beginning on or after the Closing Date without prior written consent of Buyer and (ii) neither the Company nor Buyer shall agree to any settlement for any taxable period that would effect Tax liabilities of Sellers or the Company or any Affiliated Entity or Subsidiary for


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any taxable period beginning on or before the Closing Date without prior written consent of Sellers. Nothing in this Section 11.3 shall be interpreted to diminish in any fashion the liability of Sellers, if any, under Section 10.12.

     11.4 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses related to the preparation of any filings under the HSR Act and of such party's agents, representatives, legal counsel, and accountants; provided, however, that Buyer shall pay all filing fees related to compliance with the HSR Act in connection with transactions contemplated hereby. At the Closing, Sellers will cause the Company not to have any liability for out-of-pocket expenses in connection with this Agreement and the Contemplated Transactions except as reflected in the Closing Financial Statements. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party. All estate, gift, transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the Contemplated Transactions shall be borne by Sellers to the extent Sellers are liable for such Taxes, fees and charges, and borne by Buyer to the extent that Buyer is liable for such Taxes, fees and charges.

     11.5 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines; provided that Buyer, except as may be otherwise required by applicable Legal Requirements, shall consult with the Sellers' Representative with respect to the content of any such public announcement. Unless consented to by Buyer in advance or required by Legal Requirements except to the extent already disclosed by Buyer, prior to the Closing Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication. Notwithstanding the foregoing, Buyer shall have the right to make such disclosure as it deems necessary or advisable under the Federal securities laws, in which event Buyer shall provide Sellers with a copy of such disclosure.

     11.6 CONFIDENTIALITY. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written Confidential Information as the other party may reasonably request. Whether or not the Closing takes place, Sellers waive, and will upon Buyer's request cause the Company to waive, any cause of action, right, or claim arising out of the access of Buyer or its representatives to any Confidential Information of the Company except for the intentional competitive misuse by Buyer of such Confidential information.

     11.7 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested within one (1)


                                      -83-

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Business Day thereafter, or (c) received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth in Schedule IV attached hereto (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties); provided, that any notice which is being given to Sellers shall be sent to the attention of the Sellers' Representative, and any notice sent to the Sellers' Representative shall be deemed notice to all Sellers; and provided, further, that if a party refuses to accept delivery, such notice, consent, waiver or other communication shall be deemed to have been given on the date of such refusal of delivery.

     11.8 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought solely and exclusively against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     11.9 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as any other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     11.10 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     11.11 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Sellers dated December 30,
2005) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by each party to this Agreement.


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     11.12 SELLERS' REPRESENTATIVE.

          (a) Each Seller irrevocably appoints WHS and FHC (together, the "SELLERS' REPRESENTATIVE") as his, her or its agent, proxy and attorney-in-fact for all purposes under this Agreement, and each Seller authorizes the Sellers' Representative to do any and all of the following for the Seller and in the Seller's name and stead: (i) to execute, acknowledge, as appropriate, and deliver to Buyer any certificate, document or agreement referred to herein or contemplated hereby, including this Agreement, the Shares, and the Sellers' Closing Documents; (ii) to accept, receipt for and deposit any funds or other amounts owing to the Seller hereunder; (iii) to represent, negotiate on behalf of and bind the Seller in connection with the determination of the Adjustment Amount, any negotiations or agreements with Buyer with respect to the Adjustment Amount, and any presentation to or discussions with the Independent Accountants with respect thereto; (iv) to execute, acknowledge, as appropriate, and deliver such modifications and amendments to this Agreement or any Exhibit, Schedule or other attachment hereto or Sellers' Closing Documents as the Sellers' Representative shall deem advisable in his discretion; and (v) to do any and all other acts and things in connection with this Agreement as Sellers' Representative shall deem advisable in his discretion. For so long as WHS and FHC are acting jointly as the Sellers' Representative hereunder, any action to be taken by the Sellers' Representative pursuant to this Section 11.12(a) shall require their unanimous consent. The agency created hereby shall be deemed irrevocable and coupled with an interest; Buyer shall be entitled to rely upon the powers granted herein with respect to any matter relating to this Agreement; and any question which may arise concerning the power or authority of the Sellers' Representative to act for each Seller shall be interpreted and construed in favor of the authority of the Sellers' Representative. Each Seller appointing the Sellers' Representative hereby ratifies and confirms all that the Sellers' Representative shall do or cause to be done by virtue of such Sellers' Representative's appointment as Sellers' Representative of such Seller.

          (b) Upon the resignation, death, disability or other inability of either of the initial Sellers' Representatives to act, then the remaining Sellers' Representative alone shall be deemed the "Sellers' Representative" hereunder and shall have all of the rights, duties, power and authority set forth in this Section. If at any time neither of the initial Sellers' Representatives is ready, willing and able to act in such capacity, then James
C. Snellgrove shall be deemed the successor Sellers' Representative hereunder and shall have all of the rights, duties, power and authority of the Sellers' Representative set forth in this Section.

          (c) The Sellers' Representative shall act for Sellers appointing the Sellers' Representative on all of the matters set forth in this Agreement in the manner the Sellers' Representative believes to be in the best interest of such Sellers, but the Sellers' Representative shall not be responsible to any such Sellers for any loss or damage any such Sellers may suffer by reason of the performance by the Sellers' Representative of such Sellers' Representative's duties under this Agreement, other than loss or damage arising from willful misconduct in the performance of such Sellers' Representative's duties under this Agreement.

     11.13 DISCLOSURE LETTER.

          (a) The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in
(i) the Section of the Agreement to


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which they expressly relate and (ii) each Section of the Agreement expressly cross referenced and not to any other representation or warranty in this Agreement.

          (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter, the Buyer Schedules and any supplements thereto (other than an exception expressly set forth as such in the Disclosure Letter, the Buyer Schedules and any supplements thereto with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

     11.14 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. No party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement to any Related Person of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors, heirs, legal representatives and permitted assigns of the parties. If Buyer assigns its rights hereunder to any Related Person of Buyer without the prior written consent of the other parties, then Buyer shall remain liable to the other parties for the obligations of Buyer hereunder. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement, the Indemnified Persons and any Tax Indemnitee any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors, heirs, legal representatives and permitted assigns, the Indemnified Persons and any Tax Indemnitee.

     11.15 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.16 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     11.17 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     11.18 GOVERNING LAW. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

     11.19 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                       BUYER:

                                       EDO CORPORATION


                                       By:
                                           -------------------------------------
                                           Frederic B. Bassett
                                           Senior Vice President - Finance,
                                           Treasurer and Chief Financial Officer


                                       COMPANY:

                                       CAS, INC.


                                       By:
                                           -------------------------------------
                                           William H. Stender, Jr.
                                           President and Chief Executive Officer


                                       SELLERS:


                                       -----------------------------------------
                                       William H. Stender, Jr.


                                       -----------------------------------------
                                       Fredric H. Clark


                                       THE WILLIAM H. STENDER, JR.
                                       ESTATE PRESERVATION TRUST


                                       By:
                                           ------------------------------------
                                           Elizabeth L. Boyer, Trustee